UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
ALTERYX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2021 Proxy Statement

March 31, 2021
To Our Stockholders:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Alteryx, Inc. The meeting will be held at the Marriott Irvine Spectrum, 7905 Irvine Center Drive, Irvine, California 92618, on Thursday, May 13, 2021 at 8:00 a.m. Pacific Time. We are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials have issued because of the continuing coronavirus disease (COVID-19) situation. As a result of COVID-19, we may impose additional procedures or limitations on meeting attendees (beyond those described in this proxy statement) or may decide to hold the Annual Meeting in a different location or solely by means of remote communication (i.e., a virtual-only Annual Meeting). We plan to announce any such updates through a press release and on our proxy website at www.proxyvote.com, and we encourage you to check this website prior to the Annual Meeting if you plan to attend. We intend to hold the 2022 Annual Meeting of Stockholders in person next year.
The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, proxy statement, our annual report and proxy card, each of which is enclosed.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote as soon as possible by Internet, telephone or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not affect your right to attend the Annual Meeting and to vote your shares in person.
Sincerely,

Dean A. Stoecker
Executive Chairman
YOUR VOTE IS IMPORTANT
We currently intend to hold the Annual Meeting in person, and you are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are encouraged to submit your proxy and voting instructions via the Internet or by telephone or, if you received a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. You may do so automatically by voting in person at the Annual Meeting, or by delivering to us a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON THURSDAY, MAY 13, 2021: THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM.

2021 Proxy Statement
ALTERYX, INC.
3345 Michelson Drive, Suite 400
Irvine, California 92612
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Time and Date:
Thursday, May 13, 2021 at 8:00 a.m. Pacific Time
Place:
Marriott Irvine Spectrum
7905 Irvine Center Drive
Irvine, California 92618
We currently intend to hold the Annual Meeting in person. However, we are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials have issued because of the continuing coronavirus disease (COVID-19) situation. As a result of COVID-19, we may impose additional procedures or limitations on meeting attendees (beyond those described in this proxy statement) or may decide to hold the Annual Meeting in a different location or solely by means of remote communication (i.e., a virtual-only Annual Meeting). We plan to announce any such updates through a press release and on our proxy website at www.proxyvote.com, and we encourage you to check this website prior to the Annual Meeting if you plan to attend. We intend to hold the 2022 Annual Meeting of Stockholders in person next year.
Items of Business:
1.	Elect three Class I directors of Alteryx, Inc., each to serve a three-year term expiring at the 2024 annual meeting of stockholders and until such director’s successor is duly elected and qualified.
2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021.
3.	Approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers as disclosed in this proxy statement.
4.	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Record Date:
Only stockholders of record at the close of business on March 19, 2021 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.
Proxy Voting:

Each share of Class A common stock that you own represents one vote and each share of Class B common stock that you own represents ten votes. For questions regarding your stock ownership, you may contact us through our website at https://investor.alteryx.com or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC, through its website at www.astfinancial.com or by phone at (800) 937-5449.

This notice of the Annual Meeting, proxy statement and form of proxy are being distributed and made available on or about March 31, 2021.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

By Order of the Board of Directors,

Christopher M. Lal
Chief Legal Officer and Corporate Secretary
Irvine, California
March 31, 2021

2021 Proxy Statement

ALTERYX, INC. PROXY STATEMENT FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

2021 Proxy Statement
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements, including but not limited to, forward-looking statements that involve risks and uncertainties, including statements regarding our guidance for the full year 2021; our ability to assist our customers with their digital transformation efforts; our ability to scale our products and operations and introduce new product innovation; our ability to execute our long-term growth strategy; the success of our management transitions; our plans for corporate social responsibility, including policies and reporting on our diversity and inclusion efforts; the potential success of our strategic alliances and other future events. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to, risks and uncertainties associated with the COVID-19 pandemic; our ability to manage our growth and the investments made to grow our business effectively; our history of losses; our ability to retain and expand our talent base, particularly our sales force and software engineers, and increase their productivity; our ability to evolve our go-to-market approach; our dependence on our software platform for substantially all of our revenue; our ability to attract new customers and retain and expand sales to existing customers; our ability to develop and release product and service enhancements and new products and services to respond to rapid technological change in a timely and cost-effective manner; intense and increasing competition in our market; the rate of growth in the market for analytics products and services; our ability to establish and maintain successful relationships with our channel partners; our dependence on technology and data licensed to us by third parties; risks associated with our international operations; our ability to develop, maintain and enhance our brand and reputation cost-effectively; litigation and related costs; security breaches; other general market, political, economic and business conditions; and other risks and uncertainties listed in our Annual Report on Form 10-K for the year ended December 31, 2020 and other reports filed with the U.S. Securities and Exchange Commission to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
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2021 Proxy Statement
Proxy Statement Summary
This summary highlights information contained elsewhere in this proxy statement. You should read the entire proxy statement before voting.
Meeting Agenda and Voting Recommendations

PROPOSAL NO. 1			BOARD’S RECOMMENDATION “FOR” this Proposal
ELECTION OF DIRECTORS
We are asking our stockholders to elect three Class I directors for a three-year term expiring at the 2024 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. The table below sets forth information with respect to our three nominees standing for election. All of the nominees are currently serving as directors. Additional information about our director nominees and their respective qualifications can be found under the section titled “Proposal No. 1 Election of Directors—Nominees to Our Board of Directors”.

Name	Age	Director Since
Anjali Joshi	60	March 2021
Timothy I. Maudlin	70	December 2015
Eileen M. Schloss	67	May 2017

PROPOSAL NO. 2			BOARD’S RECOMMENDATION “FOR” this Proposal
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the audit committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021. Information regarding fees paid to Deloitte & Touche LLP during 2020 and 2019 can be found under the section titled “Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm”.

PROPOSAL NO. 3			BOARD’S RECOMMENDATION “FOR” this Proposal
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are asking our stockholders to approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers. Information regarding named executive officer compensation can be found in the section titled “Executive Compensation”. We hold this advisory vote on an annual basis.

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2021 Proxy Statement
ALTERYX, INC.
3345 Michelson Drive, Suite 400
Irvine, California 92612
PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
March 31, 2021
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the board of directors of Alteryx, Inc. for use at our 2021 Annual Meeting of Stockholders, or Annual Meeting, to be held at the Marriott Irvine Spectrum, 7905 Irvine Center Drive, Irvine, California 92618, on Thursday, May 13, 2021 at 8:00 a.m. (Pacific Time), and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting, or Proxy Statement, and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about March 31, 2021. An annual report for the year ended December 31, 2020 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials. In this Proxy Statement, we refer to Alteryx, Inc. as “Alteryx,” “we” or “us.” References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Proxy Statement.
INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with U.S. Securities and Exchange Commission, or SEC, rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly and helps in conserving natural resources.
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2021 Proxy Statement
GENERAL INFORMATION ABOUT THE MEETING
Purpose of the Annual Meeting
You are receiving this Proxy Statement because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.
Record Date; Quorum
Only holders of record of our Class A common stock and Class B common stock at the close of business on March 19, 2021, or the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 59,066,852 shares of Class A common stock and 8,003,630 shares of Class B common stock outstanding and entitled to vote. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters.
The holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.
Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of Class A common stock represents one vote and each share of Class B common stock represents ten votes. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL”, “WITHHOLD ALL” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. Approval, on a non-binding advisory basis, of the compensation of our named executive officers will be obtained if the number
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2021 Proxy Statement
of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. Abstentions (shares present at the Annual Meeting and marked “abstain”) are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021 is considered a routine matter. The other proposals presented at the Annual Meeting are non-routine matters. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
Recommendations of Our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting
Our board of directors recommends that you vote “FOR ALL” nominees in the election of the Class I directors named in this Proxy Statement, or Proposal No. 1, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021, or Proposal No. 2, and “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement, or Proposal No. 3. None of our directors or executive officers has any substantial interest in any matter to be acted upon, other than Proposal No. 3 and elections to office with respect to the directors so nominated.
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:
•	vote in person—stockholders who attend the Annual Meeting may vote in person;
•	vote by telephone or through the Internet—in order to do so, please follow the instructions shown on your proxy card; or
•
vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your completed, signed and dated proxy card must be received prior to the Annual Meeting.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on May 12, 2021. Submitting your proxy, whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each proxy card you received to ensure that all of your shares are voted.
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2021 Proxy Statement
In light of the continuing COVID-19 situation, we strongly recommend that you vote your shares in advance of the meeting as instructed above, even if you plan to attend the Annual Meeting.
Expenses of Soliciting Proxies
We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•	delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again by telephone or through the Internet; or
•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.
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2021 Proxy Statement
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS; CORPORATE GOVERNANCE AND SOCIAL RESPONSIBILITY
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the “Investors” section of our website, which is located at https://investor.alteryx.com, by clicking “Governance Documents” in the “Governance” section of our website. Our nominating and corporate governance committee reviews the Corporate Governance Guidelines periodically, and changes are recommended to our board of directors as warranted.
Board Leadership Structure
Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chairperson in any way that it considers in the best interests of our company, and that the nominating and corporate governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors with respect thereto as appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, our board of directors shall designate a “lead independent director” by a majority vote of the independent directors. In cases in which the chairperson and chief executive officer are the same person, the chairperson schedules and sets the agenda for meetings of our board of directors in consultation with the lead independent director, and the chairperson, or if the chairperson is not present, the lead independent director, chairs such meetings. The responsibilities of the lead independent director include: presiding over executive sessions of independent directors, serving as a liaison between the chairperson and the independent directors, consulting with the chairperson regarding the information sent to our board of directors in connection with its meetings, having the authority to call meetings of our board of directors and meetings of the independent directors, being available under appropriate circumstances for consultation and direct communication with stockholders and performing such other functions and responsibilities as requested by our board of directors from time to time.
Currently, our board of directors believes that it should maintain flexibility to select the chairperson of our board of directors and adjust our board leadership structure from time to time. Mr. Stoecker served as both our Chief Executive Officer and Chairman of our board of directors prior to October 5, 2020. On that date, Mr. Stoecker resigned from his role as Chief Executive Officer and was appointed our Executive Chairman, and Mr. Anderson was appointed as our Chief Executive Officer. Mr. Stoecker also remains the Chairman of our board of directors, thereby continuing to provide our board of directors with an invaluable resource in his in-depth knowledge of our business, platform and operations and, more generally, the software technology industry. Mr. Cory continues to serve in his role as the lead independent director, maintaining a strong, independent and active board. As lead independent director, Mr. Cory presides over periodic meetings of our independent directors, serves as a liaison between the chairperson of our board of directors and the independent directors and
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2021 Proxy Statement
performs such additional duties as our board of directors may otherwise determine and delegate. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our board of directors and sound corporate governance policies and practices.
Our Board of Directors’ Role in Risk Oversight
Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes. Our management reporting processes are designed to provide our board of directors and our personnel responsible for risk assessment with visibility into the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity and tax), legal, regulatory, cybersecurity, privacy, compliance and reputational risks. Our board of directors reviews strategic and operational risk in the context of discussions, question and answer sessions and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting and evaluates the risks inherent in significant transactions. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management.
Each committee of our board of directors meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. Our audit committee reviews our major financial risk exposures, our internal control over financial reporting, our disclosure controls and procedures, legal and regulatory compliance and, among other things, discusses with management and our independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews matters relating to cybersecurity and data privacy and security and reports to our board of directors regarding such matters. Our compensation committee evaluates our major compensation-related risk exposures and the steps management has taken to monitor or mitigate such exposures. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of our board of directors and reviews and discusses the narrative disclosure regarding our board of directors’ leadership structure and role in risk oversight. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.
Independence of Directors
The listing rules of the New York Stock Exchange generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent.
In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors conducts an annual review of the independence of our directors. In its most recent review, and with respect to Anjali Joshi, in connection with her appointment to our board of directors, our board of directors determined that Kimberly E. Alexy, John Bellizzi, Charles R. Cory, Jeffrey L. Horing, Anjali Joshi, Timothy I. Maudlin and Eileen M. Schloss, representing seven of our nine directors, are “independent directors” as defined under the applicable rules, regulations and listing standards of the New York Stock Exchange and
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the applicable rules and regulations promulgated by the SEC. Our board of directors has also determined that all members of our audit committee, compensation committee and nominating and corporate governance committee are independent and satisfy the relevant SEC and New York Stock Exchange independence requirements for such committees.
Committees of Our Board of Directors
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below.
Each of these committees has a written charter approved by our board of directors. Copies of the charters for each committee are available, without charge, upon request in writing to Alteryx, Inc., 3345 Michelson Drive, Suite 400, Irvine, California 92612, Attn: Corporate Secretary, or in the “Investors” section of our website, which is located at https://investor.alteryx.com, by clicking on “Governance Documents” in the “Governance” section of our website. Members serve on these committees until they resign or until otherwise determined by our board of directors.
Audit Committee
Our audit committee is responsible for, among other things:

• selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

• reviewing the independence of the independent registered public accounting firm;

• discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

• establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

• considering the adequacy of our internal controls and internal audit function;

• reviewing certain related-party transactions or those that require disclosure; and

• approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Each member of our audit committee is financially literate as required by the current New York Stock Exchange listing standards. Our board of directors has also determined that simultaneous service by Ms. Alexy on the audit committees of three other public companies does not impair her ability to serve on our audit committee.
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MEMBERS: Timothy I. Maudlin (Chair) Kimberly E. Alexy Charles R. Cory
INDEPENDENCE: Each member of the committee is independent under applicable rules
AUDIT COMMITTEE FINANCIAL EXPERTS: Each member of the committee is an Audit Committee Financial Expert as a defined by SEC rules
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2021 Proxy Statement
Compensation Committee
Our compensation committee is responsible for, among other things:

• reviewing and approving the compensation of our executive
officers;

• reviewing and recommending to our board of directors the
compensation of our directors;

• administering our equity incentive plans;

• reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans;

• reviewing our overall compensation goals and objectives; and

• assessing the risks of our compensation program.

Our compensation committee will also annually review the performance of our Executive Chairman and review and recommend to our board of directors the compensation for our Executive Chairman.
6 MEETINGS IN 2020 Acted by unanimous written consent 11 times
MEMBERS: Charles R. Cory (Chair) Timothy l. Maudlin Eileen M. Schloss
INDEPENDENCE: Each member of the committee is independent under applicable rules

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is responsible for, among other things:

• identifying and recommending candidates for membership on our board of directors;

• recommending directors to serve on board committees;

• reviewing and recommending changes to our corporate
governance guidelines and policies;

• reviewing proposed waivers of the code of conduct for directors, executive officers and employees (with waivers for directors or executive officers to be approved by our board of directors);

• evaluating, and overseeing the process of evaluating, the
performance of our board of directors and committees;

• overseeing policies and programs concerning corporate
responsibility and sustainability; and

• assisting our board of directors on other corporate governance matters.
6 MEETINGS IN 2020
MEMBERS: Kimberly E. Alexy (Chair) John Bellizzi Eileen M. Schloss
INDEPENDENCE: Each member of the committee is independent under applicable rules
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2021 Proxy Statement
Compensation Committee Interlocks and Insider Participation
The members of our compensation committee during the year ended December 31, 2020 included Mr. Anderson, Mr. Cory, Mr. Maudlin and Ms. Schloss. Concurrently with his appointment by our board of directors as our Chief Executive Officer, effective October 5, 2020, Mr. Anderson resigned from our compensation committee and Mr. Maudlin was appointed to our compensation committee. Except with respect to the foregoing, no member of our compensation committee in 2020 was at any time during 2020 or at any other time an officer or employee of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K promulgated under the Exchange Act, or Regulation S-K. During 2020, none of our executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee.
Board and Committee Meetings and Attendance
Our board of directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During 2020, our board of directors met 12 times and acted by unanimous written consent seven times, the audit committee met six times, the compensation committee met six times and acted by unanimous written consent 11 times and the nominating and corporate governance committee met six times. During 2020, each member of our board of directors attended at least 75% of the aggregate of all meetings of our board of directors and of all meetings of committees of our board of directors on which such member served that were held during the period in which such director served. During 2020, average director attendance at meetings of our board of directors was 95% and average director attendance for committees on which such directors served was 100% for each of the audit committee, compensation committee and nominating and corporate governance committee.
Board Attendance at Annual Stockholders’ Meeting
Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. All members of our board of directors attended the 2020 annual meeting of stockholders.
Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our lead independent director, currently Mr. Cory, is the presiding director at these meetings.
Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our chairperson or lead independent director, if any) may do so by letters addressed to the attention of our Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.
The address for these communications is:
Alteryx, Inc.
c/o Corporate Secretary
3345 Michelson Drive, Suite 400
Irvine, California 92612
2021 PROXY STATEMENT | 11

2021 Proxy Statement
Corporate Social Responsibility
Compliance and Ethics

Policies and Training. We have adopted a Code of Business Conduct and Ethics that applies to all of the members of our board of directors, officers and employees. Our Code of Business Conduct and Ethics is posted on the “Investors” section of our website, which is located at https://investor.alteryx.com under “Governance Documents” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above. Employees and contractors participate in training both at the time of their onboarding and annually thereafter regarding conducting business ethically and annually reacknowledge that they have read and understood the Code of Business Conduct and Ethics. In 2020, we also adopted our Modern Slavery Act Transparency Statement to affirm that we believe that everyone we interact with should be treated with dignity and that we regard all forms of modern slavery and human trafficking as abhorrent.
In addition to the training and policy reacknowledgement described above, we have implemented mandatory anti-harassment and anti-corruption training, as well as more targeted compliance training, to address the compliance risks of specific roles and business functions. Employees and contractors are required to participate in these trainings and annually reacknowledge the related policies.
Further, to promote a high standard of ethical and professional conduct, we have engaged with a third party to administer an ethics reporting hotline where, as permitted by law, employees, contractors, customers and vendors may address or report any issues on a confidential and anonymous basis. Employees may choose how to address or report any issues or complaints, whether through their manager, their human resources business partner, by mail to our Compliance Officer, by email to a designated email address or through the reporting hotline or internet portal.
Political Contributions. As described in our Code of Business Conduct and Ethics, we do not make contributions or payments that could be considered contributions to a political party or candidate, or to intermediary organizations, such as political action committees. Employees are free to exercise their right to make their own personal political contributions within legal limits. However, as described in the Code of Business Conduct and Ethics, employees should not make these contributions in a way that might appear to be an endorsement or contribution by us, and we will not reimburse an employee for any political contribution. Consistent with this policy, we did not make or reimburse any such contributions or payments in 2020.
Compliance with Laws. We are committed to complying with all applicable employment, human rights and environmental laws and regulations in all locations where we conduct business.

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2021 Proxy Statement
Community Responsibility
We recognize the importance of a thoughtful approach to corporate citizenship and sustainability. As we continue to develop our strategies and practices in these areas, we are also committed to maintaining and improving our current programs, including:
Through our employees. We believe data science and analytics change the world for the better. We also believe in supporting individual interests and the power of sharing, which is why our employee volunteer program provides 20 hours of paid time off for employees to help their cause of choice. Our employees are engaged in making a difference and we are proud of the variety of their activities. Whether sorting food or clothes at donation centers, providing expertise on data-driven projects or planting ferns, our employees donated more than 1,460 hours of their time in 2020.

Our new K-12 program assists with science, technology and math (STEM) goals by allowing parents of children under 16 years old to request, or children over 16 years old to directly request, free licenses for Alteryx. In 2020, Alteryx issued over 130 unique licenses for Alteryx products to nonprofit organizations and over 23,000 unique licenses for Alteryx products to higher education institutions.
Through our programming. Alteryx for Good, our corporate social responsibility initiative, reaches the community in a variety of ways. Students can request free licenses to learn skills in data science and analytics early on in their studies, educators are encouraged to add Alteryx to their curriculum and can request free licenses to facilitate that curriculum and nonprofit organizations can make smarter decisions faster by collaborating via the Alteryx for Good Co-Lab, a volunteering network of our passionate employees, customers and partners.

In 2020, we launched Advancing Data and Analytics Potential Together, or ADAPT. ADAPT offers free data training to thousands of workers globally who have found themselves unemployed due to the COVID-19 pandemic in 2020. Every graduate is certified in the fundamentals of data analytics through Alteryx Core Certification and is given the opportunity to advance to the Udacity Nanodegree program in predictive analytics. This program is part of a broader drive to expand data literacy, upskill workers adversely impacted by the COVID-19 pandemic and educate a new wave of citizen data scientists to thrive in the data economy. As of March 15, 2021, ADAPT had upskilled more than 13,000 individuals across 143 countries. In recognition of ADAPT impact in 2020, Octane, a nonprofit organization dedicated to connecting people, resources, and capital, awarded us with a COVID-19 response award during its annual High Tech Awards, honoring innovation and support given to the Orange County community and beyond during the COVID-19 pandemic.

2021 PROXY STATEMENT | 13

2021 Proxy Statement
Environmental Responsibility

We work to reduce the environmental impact of our operations through our sustainability initiatives, including:
•	reducing waste by providing reusable containers to our employees, beverages on tap and three-stream waste bins in select facilities;
•	reducing air travel by encouraging teleconferencing; and
•	directing certain initiatives through Alteryx for Good, including by partnering with One Tree Planted to plant trees as part of an employee’s use of their 20 hours of paid volunteer time.
In addition, the building we intend to occupy later this year as our new corporate headquarters in Irvine, California and the building housing our sales office in Boston, Massachusetts are gold and platinum certified, respectively, in Leadership in Energy and Environmental Design, or LEED. LEED certified buildings meet a series of environmental standards that ensure that the design, footprint and operations of a building take into account methods that can increase efficiency and reduce greenhouse gas emissions.
Social Responsibility
Diversity, Equity and Inclusion. We believe diversity and inclusion are key to continuing our success, and we seek employees who bring diverse backgrounds, experiences and perspectives to our company. As part of this process, our nominating and corporate governance committee has committed to include, in each search, qualified candidates for our board of directors who reflect diverse backgrounds, including diversity of gender, ethnicity and race. Our diversity and inclusion council, Alter.Us, encourages employees to engage with and support each other across our employee resource groups, or ERGs. Alter.Us and the ERGs focus on three key priorities: sharing ideas, elevating innovation and promoting authenticity and learning. To facilitate these priorities, we have hosted several trainings and workshops, including several hours of bias and awareness training in 2020 for all people leaders. As of February 15, 2021, we had eight ERGs: Women & Allies, BIPOC & Friends (black, indigenous and people of color), Veterans & Service, Caregivers, Alter.Eco (sustainability), Alter.Q (LGTBQ+), Interfaith Community and Early In Career.
In addition, in May 2020, we launched our Elevate program, a leadership development and diversity initiative, to help better identify and develop our top talent and future emerging leaders. This program was designed to complement our Alter.Us initiative to enhance diversity and inclusion awareness across the organization. In 2021, we hired a leader for corporate social responsibility to champion our strategy and build an ongoing framework for our diversity, equity and inclusion and environmental, social and governance efforts.
As of March 5, 2021, approximately 33% of our board of directors was female and, based on employee self-identification, approximately 32% of our employee base was female. As of March 5, 2021, approximately 33% of our executive team and, based on employee self-identification, approximately 45% of our U.S. workforce was made up of underrepresented groups (Women, American Indian or Alaskan Native, Asian, Black or African American, Hispanic or Latinx, Native Hawaiian or other Pacific Islander or Multiracial).
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2021 Proxy Statement

We prohibit discrimination and any form of harassment. We treat our employees with respect and dignity and require our employees to conduct themselves similarly. We also ensure that our workplaces are both safe and healthy, in compliance with all applicable local laws and regulations in each of our countries of operation. We continue to evaluate and refine our practices and policies to promote a culture that fosters diversity and inclusion.
Employee Compensation and Engagement. We strive to provide pay, comprehensive benefits and services that help meet the varying needs of our associates. Our total rewards package includes market-competitive pay, including equity compensation, paid time off, and other comprehensive and competitive global benefits. For example, in the United States, we provide 12 weeks of paid parental leave for all new parents (either through birth or adoption). And, for all of our associates, we offer competitive financial benefits and programming focused on aiding our associates with their financial wellness and retirement planning. To foster a stronger sense of ownership and align the interests of associates with our stockholders, we offer equity compensation to associates under our broad-based stock incentive programs and the opportunity for eligible associates in the United States to participate in an employee stock purchase plan. As of March 1, 2021, approximately 1,050 employees were eligible to participate in our employee stock purchase plan.
We believe that investing in our talent’s growth and development will directly enhance our overall company performance. Associates are encouraged to invest regularly in their own professional development and to focus on longer term projects. We offer development opportunities through short-term mentoring programs, longer-term leadership development training, frequent live trainings provided by our Learning and Development team on topics such as giving and receiving feedback, change management, managing your career and goal-setting, and on-demand training modules covering a variety of topics that are available at any time through our intranet. In addition, we offer our associates a tuition support program to promote ongoing external classroom learning at accredited programs and institutions.
We encourage employees to think entrepreneurially and to bring forward their ideas. For example, we have introduced a patent development program that encourages associates to bring their innovations forward and, if selected for a patent submission, be named on the patent application and receive a cash incentive bonus. Our engineering teams also host Innovation Days where engineers are encouraged to develop and demonstrate new innovations whether or not related to their day-to-day work.

We also believe employees grow through a culture of transparency. At quarterly all-hands meetings, employees hear from executives on business performance, company vision and product innovation, and Mr. Anderson, our Chief Executive Officer, hosts frequent live ask-me-anything sessions at different times to accommodate and reach a variety of our office time zones.
To gauge how we are doing as a company, we distribute an annual engagement survey that invites employees to provide confidential feedback on their experience as an Alteryx employee. The insights from these survey results are used to measure sustainable employee engagement and are aggregated to understand how engaged, energized and enabled our employees are as a measure of culture. Periodic “pulse” surveys are subsequently distributed to gauge how we have reacted to and addressed the feedback received from the annual survey. The results of these surveys are shared with employees and more specific feedback is facilitated through our human resources business partners to specific teams or departments. In 2020, we ranked on the Great Place to Work UK best in technology list for superior office culture in our London office and we were named one of the 2020 Best Places to Work in Broomfield, Colorado.
2021 PROXY STATEMENT | 15

2021 Proxy Statement
NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with the committee’s charter, our restated certificate of incorporation and amended and restated bylaws, our Corporate Governance Guidelines and the criteria approved by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Additional Information—Stockholder Proposals to Be Presented at Next Annual Meeting.”
Director Qualifications
With the goal of developing a diverse, experienced and highly qualified board of directors, the nominating and corporate governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.
Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. Federal or state legal, regulatory and the New York Stock Exchange listing requirements and the provisions of our restated certificate of incorporation, amended and restated bylaws, Corporate Governance Guidelines and charters of the committees of our board of directors. For example, under California law and depending upon the total size of our board of directors at such time, we are required to have a total of three directors who self-identify as members of an underrepresented community by the end of 2022.
When considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. Through the nomination process, the nominating and corporate governance committee has committed to include, in each search, qualified candidates for our board of directors who reflect diverse backgrounds, including diversity of gender, ethnicity and race. The nominating and corporate governance committee also seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds, sexual orientations and other characteristics that are expected to contribute to our board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.
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2021 Proxy Statement
Board Evaluations
We conduct an annual self-evaluation process for our board of directors and its committees. As part of this process, each member of our board of directors annually participates by responding to written questionnaires, meeting individually with the nominating and corporate governance committee chair or meeting individually with a third party advisor to discuss their assessment of the performance of the board of directors and its committees, their own performance and the performance of fellow members of the board of directors. Each committee chair reviews with its committee the general and anonymized specific feedback received through that committee’s self-evaluation and the chair of our nominating and corporate governance committee shares general and anonymized specific feedback received with the full board of directors. Our board of directors then reviews and discusses the feedback.
Our board evaluation process is used:
•
by our board of directors and nominating and corporate governance committee to assess the current composition of our board of directors and its committees and make recommendations for the qualifications, expertise and characteristics we should seek in identifying potential new directors;

•
by our board of directors and nominating and corporate governance committee to identify the strengths and areas of opportunity of each member of our board of directors and to provide insight into how each member of our board of directors can be most valuable; and

•	to improve agenda topics of the board of directors and its committees so that information they receive enables them to effectively address the issues they consider most critical.

2021 PROXY STATEMENT | 17

2021 Proxy Statement
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors currently consists of nine directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at the Annual Meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2022 and 2023, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the three Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2024 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
Shares represented by proxies will be voted “FOR” the election of each of the three nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes for the election of directors.

DIRECTORS’ EXPERIENCE AND SKILLS	STOECKER	ALEXY	ANDERSON	BELLIZZI	CORY	HORING	JOSHI	MAUDLIN	SCHLOSS
EXECUTIVE LEADERSHIP EXPERIENCE	•		•	•	•	•	•	•	•
OTHER PUBLIC COMPANY BOARD EXPERIENCE		•	•			•	•	•
SOFTWARE AND TECHNOLOGY INDUSTRY EXPERIENCE	•	•	•	•	•	•	•	•	•
COMPANY GROWTH AND SCALE EXPERIENCE	•	•	•		•	•	•	•	•
FINANCIAL EXPERIENCE	•	•	•	•	•	•		•
INTERNATIONAL BUSINESS EXPERIENCE	•		•	•					•
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2021 Proxy Statement
Nominees to Our Board of Directors
The nominees and their ages, occupations and length of service on our board of directors as of March 31, 2021, are provided in the table below and in the additional biographical descriptions set forth in the text below the table.
Name of Director/Nominee	Age	Position	Director Since
Anjali Joshi	60	Director	March 2021
Timothy I. Maudlin (1)(2)	70	Director	December 2015
Eileen M. Schloss (2)(3)	67	Director	May 2017
(1)	Chairperson of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee
2021 PROXY STATEMENT | 19

2021 Proxy Statement
ANJALI JOSHI
DIRECTOR SINCE: March 2021 DIRECTOR CLASS: Class I AGE: 60 COMMITTEES: None
Anjali Joshi has served as a member of our board of directors since March 2021. From September 2006 to March 2019, Ms. Joshi served as Vice President of Product Management at Google, Inc., a multinational technology company. From 1998 to 2003, Ms. Joshi served as Executive Vice President of Engineering for Covad Communications, Inc., a provider of broadband voice and data communications. Previously, Ms. Joshi held positions at AT&T Bell Labs, an industrial research and scientific development company, from 1990 to 1998. Ms. Joshi has served on the board of directors of Lattice Semiconductor Corporation, a semiconductor manufacturing company, since October 2019, and Iteris, Inc., a mobility infrastructure management company, since June 2020. Ms. Joshi holds a B.Tech in electrical engineering from the Indian Institute of Technology, a M.S in computer engineering from the State University of New York at Buffalo, New York, and a M.S. in management science and engineering from Stanford University. We believe that Ms. Joshi is qualified to serve on our board of directors because of her experience on public company boards and her extensive and broad management and technical experience at a variety of technology companies.

TIMOTHY I. MAUDLIN
DIRECTOR SINCE: December 2015 DIRECTOR CLASS: Class I AGE: 70 COMMITTEES: Audit (Chair), Compensation
Timothy I. Maudlin has served as a member of our board of directors since December 2015. Mr. Maudlin served as the Managing General Partner of Medical Innovation Partners, a venture capital firm, from 1989 to 2007. Mr. Maudlin also served as a Principal and the Chief Financial Officer of Venturi Group, LLC, an incubator and venture capital firm, from 1999 to October 2001. Mr. Maudlin has served as a member of the board of directors of E2open Parent Holdings Inc., the parent company of E2open, LLC, a supply chain management software company, since February 2021. Mr. Maudlin has served as a member of the board of directors of Pluralsight, Inc. since its formation in December 2017 and as a member of the board of managers of Pluralsight Holdings, LLC since June 2016. Mr. Maudlin previously served as a member of the board of directors of ExactTarget, Inc. from May 2008 to July 2013, MediaMind Technologies, Inc. from August 2008 to June 2011, Sucampo Pharmaceuticals, Inc. from September 2006 to February 2013 and Web.com Group, Inc. from February 2002 to October 2018. Mr. Maudlin is also currently a member of the board of directors of several private companies. Mr. Maudlin is a certified public accountant (inactive) and holds a B.A. in economics from St. Olaf College and a M.M. in accounting, finance and management from the Kellogg School of Management at Northwestern University. We believe that Mr. Maudlin is qualified to serve on our board of directors because of his extensive financial and accounting experience gained from his experience in the venture capital industry and extensive experience serving on boards of directors of various private and public technology companies.

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2021 Proxy Statement
EILEEN M. SCHLOSS
DIRECTOR SINCE: May 2017 DIRECTOR CLASS: Class I AGE: 67 COMMITTEES: Compensation, Nominating and Corporate Governance
Eileen M. Schloss has served as a member of our board of directors since May 2017. Ms. Schloss has served as an Operations Advisor to Advent International Corporation, a private equity firm, since December 2019, and a member of the board of directors of CCC Information Services Inc., an automotive, insurance and collision software management company, since August 2020. Previously, Ms. Schloss was the Executive Vice President, Human Resources and Real Estate for Medidata Solutions, Inc., a software as a service company, from 2012 to March 2017. Ms. Schloss served as Executive Vice President, Human Resources for Rovi Corporation, a digital media entertainment software and services company, from 2007 to 2012. Prior to that, Ms. Schloss served as Vice President, Administration for Caspian Networks, Inc., a networking company, from 2002 to 2006. Ms. Schloss holds a B.S. from the University of San Francisco and an M.S. from Pepperdine University. Ms. Schloss is also a Governance Fellow with the National Association of Corporate Directors. We believe that Ms. Schloss is qualified to serve on our board of directors because of her extensive experience working for public companies in the software industry as a human resources professional.

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2021 Proxy Statement
Continuing Directors
The directors who are serving for terms that end after the Annual Meeting and their ages, occupations and length of service on our board of directors as of March 31, 2021 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.
Name of Director	Age	Position	Director Since
Class II Directors:
Kimberly E. Alexy (1)(2)	50	Director	February 2017
Mark Anderson	58	Director	October 2018
John Bellizzi (3)	62	Director	March 2011
Class III Directors:
Charles R. Cory (1)(4)	66	Director	March 2016
Jeffrey L. Horing	57	Director	September 2014
Dean A. Stoecker	64	Director	March 1997
(1)	Member of the audit committee
(2)	Chairperson of the nominating and corporate governance committee
(3)	Member of the nominating and corporate governance committee
(4)	Chairperson of the compensation committee
KIMBERLY E. ALEXY
DIRECTOR SINCE: February 2017 DIRECTOR CLASS: Class II AGE: 50 COMMITTEES: Audit, Nominating and Corporate Governance (Chair)
Kimberly E. Alexy has served as a member of our board of directors since February 2017. Ms. Alexy currently serves as the Principal of Alexy Capital Management, a private investment management firm that she founded in 2005. Previously, Ms. Alexy served as the Senior Vice President and Managing Director of Equity Research for Prudential Securities, the financial services arm of Prudential Financial, Inc., an insurance and investment management company from 1998 to 2003. Prior to that, Ms. Alexy served as Vice President of Equity Research at Lehman Brothers, a financial services firm, from 1995 to 1998. Ms. Alexy has served on the board of directors of Five9, Inc. since October 2013, FireEye, Inc. since January 2015 and Western Digital Corporation since November 2018. Ms. Alexy served on the board of directors for CalAmp Corp. from February 2008 to July 2019 and Microsemi Corporation from September 2016 to May 2018. Ms. Alexy is a chartered financial analyst and holds a B.A. from Emory University and an M.B.A. from the College of William and Mary. We believe that Ms. Alexy is qualified to serve on our board of directors because of her extensive experience on public company boards and experience in the financial services industry as an investment professional.

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2021 Proxy Statement
MARK ANDERSON
DIRECTOR SINCE: October 2018 DIRECTOR CLASS: Class II AGE: 58 COMMITTEES: None
Mark Anderson has served as our Chief Executive Officer since October 2020 and as a member of our board of directors since October 2018. Mr. Anderson has served as Executive Chairman of Neosec, Inc., an automated behavioral analytics software company, since April 2020. Prior to joining us, Mr. Anderson served as an Advisor of Palo Alto Networks, Inc., a cybersecurity company, from November 2018 to March 2019, and as the Chief Growth Officer of Anaplan, Inc., a cloud-based planning software company, from August 2019 to February 2020. Mr. Anderson served as President of Palo Alto Networks, Inc. from August 2016 to November 2018. Previously, Mr. Anderson served at Palo Alto Networks, Inc. as Executive Vice President, Worldwide Field Operations from May 2016 to August 2016, and as Senior Vice President, Worldwide Field Operations from June 2012 to May 2016. From October 2004 to May 2012, Mr. Anderson served in several roles, including as Executive Vice President of Worldwide Sales, for F5 Networks, Inc., an IT infrastructure company. Mr. Anderson has served on the board of directors of Cloudflare, Inc. since August 2019. Mr. Anderson holds a B.A. in Business and Economics from York University in Toronto. We believe that Mr. Anderson is qualified to serve on our board of directors because of his extensive experience as a sales executive in the technology industry.

JOHN BELLIZZI
DIRECTOR SINCE: March 2011 DIRECTOR CLASS: Class II AGE: 62 COMMITTEES: Nominating and Corporate Governance
John Bellizzi has served as a member of our board of directors since March 2011. From April 2008 to March 2020, Mr. Bellizzi served as the Global Head of Corporate Development at Thomson Reuters Corporation, a provider of news and information for professional markets. Prior to that role, Mr. Bellizzi served as the Senior Vice President of Business Development and Operations at Thomson Corp. from June 2005 to April 2008. Mr. Bellizzi holds a B.A. in economics from Queens College and an M.B.A. in finance and international business from New York University. We believe that Mr. Bellizzi is qualified to serve on our board of directors because of his extensive corporate and business development experience.

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2021 Proxy Statement
CHARLES R. CORY
DIRECTOR SINCE: March 2016 DIRECTOR CLASS: Class III AGE: 66 COMMITTEES: Audit, Compensation (Chair)
Charles R. Cory has served as a member of our board of directors since March 2016. Previously, Mr. Cory worked for Morgan Stanley from September 1982 to December 2015 in various roles including most recently as its Chairman, Technology Investment Banking. Mr. Cory is also currently a member of the board of directors of several private companies. Mr. Cory holds a B.A. in government and a J.D. and M.B.A. from the University of Virginia. We believe that Mr. Cory is qualified to serve on our board of directors because of his extensive experience analyzing technology companies and his significant financial services experience.

JEFFREY L. HORING
DIRECTOR SINCE: September 2014 DIRECTOR CLASS: Class III AGE: 57 COMMITTEES: None
Jeffrey L. Horing has served as a member of our board of directors since September 2014. Mr. Horing is a Managing Director at Insight Partners, a private equity investment firm, which he co-founded in 1995. Previously, Mr. Horing held various positions at Warburg Pincus LLC and at Goldman Sachs & Co. LLC. Mr. Horing has served on the board of directors of nCino, Inc., a software as a service company providing software applications to financial institutions, since February 2015, and JFrog Ltd., a DevOps software company, since September 2018. Mr. Horing is also currently a member of the board of directors of several private companies. Mr. Horing holds a B.S. and B.A. from the University of Pennsylvania’s Moore School of Engineering and the Wharton School, respectively. He also holds an M.B.A. from the M.I.T. Sloan School of Management. We believe that Mr. Horing is qualified to serve on our board of directors because of his corporate finance and business expertise gained from his experience in the venture capital industry, including his time spent serving on boards of directors of various technology companies.

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2021 Proxy Statement
DEAN A. STOECKER
DIRECTOR SINCE: March 1997 DIRECTOR CLASS: Class III AGE: 64 COMMITTEES: None
Dean A. Stoecker co-founded our company and has served as our Executive Chairman since October 2020 and as Chairman of our board of directors since our inception in March 1997. Mr. Stoecker served as our Chief Executive Officer from March 1997 to October 2020. Prior to joining us, Mr. Stoecker served as Director of Enterprise Solutions for Integration Technologies, Inc., a systems integrator, and as Vice President of Sales at Strategic Mapping Inc., a provider of geospatial mapping information technologies. He also held various sales and strategic roles at Donnelley Marketing Information Services, a division of Dun & Bradstreet, Inc., a business services company. Mr. Stoecker holds a B.S. in international business from the University of Colorado Boulder and an M.B.A. from Pepperdine University. We believe that Mr. Stoecker is qualified to serve on our board of directors because of the industry perspective and experience that he brings as our co-founder, Chairman of our board of directors and former Chief Executive Officer and the thorough knowledge of our company that he brings to our board of directors’ strategic imperatives, tactical execution to support the imperatives and overall policy-making discussions.

There are no family relationships among our directors and executive officers.
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2021 Proxy Statement
Director Compensation
The following table provides information for the year ended December 31, 2020 regarding all compensation awarded to, earned by or paid to each person who served as a director for some portion or all of 2020, other than Mr. Stoecker, the Chairman of our board of directors and Executive Chairman. Mr. Stoecker is not included in the table below as he is an employee and receives no compensation for his service as a director. Mr. Anderson is included in the table below for compensation awarded to, earned by or paid to him in his capacity as a non-employee director until October 5, 2020, when he became our Chief Executive Officer. Following his appointment as Chief Executive Officer, Mr. Anderson no longer receives compensation in his capacity as a director. The compensation received by each of Messrs. Anderson and Stoecker as an employee is shown in the “Executive Compensation—Summary Compensation Table” below. Ms. Joshi is not included in the table below as she became a member of our board of directors in March 2021.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Kimberly E. Alexy (2)	48,000	193,696	241,696
Mark Anderson (3)	27,000	193,696	220,696
John Bellizzi (4)	34,000	193,696	227,696
Charles R. Cory (5)	67,000	193,696	260,696
Jeffrey L. Horing (6)	30,000	193,696	223,696
Timothy I. Maudlin (7)	51,500	193,696	245,196
Eileen M. Schloss (8)	40,000	193,696	233,696
(1)
The amounts reported in this column represent the aggregate grant date value of restricted stock unit awards, or RSUs, made to directors in 2020 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718. This amount does not reflect the actual economic value realized by the director, which will vary depending on the performance of our Class A common stock.

(2)	As of December 31, 2020, Ms. Alexy held 1,375 RSUs. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Equity Compensation—Annual Award.”
(3)
As of December 31, 2020, Mr. Anderson held 5,611 RSUs and options to purchase 300,000 shares of Class A common stock. 2,009 of the RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Equity Compensation—Initial Award,” 1,375 of the RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Equity Compensation—Annual Award” and 2,227 of the RSUs were granted to Mr. Anderson in connection with his appointment as our Chief Executive Officer and will vest in full on October 7, 2021. The options were granted to Mr. Anderson in connection with his appointment as our Chief Executive Officer and vest as to 1/12th of the total number of shares of Class A common stock underlying the stock option on each quarterly anniversary of the grant date. Effective as of October 5, 2020, Mr. Anderson was appointed our Chief Executive Officer and accordingly was no longer a non-employee director and did not receive any additional fees or compensation for his service on our board of directors. Mr. Anderson’s RSUs granted to him in his capacity as a non-employee director continue to vest pursuant to their terms.

(4)	As of December 31, 2020, Mr. Bellizzi held 1,375 RSUs. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Equity Compensation—Annual Award.”
(5)
As of December 31, 2020, Mr. Cory held 1,375 RSUs and options to purchase 105,156 shares of Class B common stock. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Equity Compensation—Annual Award.” As of December 31, 2020, all of the stock options were vested.

(6)	As of December 31, 2020, Mr. Horing held 1,375 RSUs. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Equity Compensation—Annual Award.”
(7)
As of December 31, 2020, Mr. Maudlin held 1,375 RSUs and options to purchase 79,451 shares of Class B common stock. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Equity Compensation—Annual Award.” As of December 31, 2020, all of the stock options were vested.

(8)	As of December 31, 2020, Ms. Schloss held 1,375 RSUs. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Equity Compensation—Annual Award.”
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2021 Proxy Statement
Non-Employee Director Compensation Arrangements
Our compensation arrangements for non-employee directors are reviewed periodically by our compensation committee and our board of directors. In addition, at the compensation committee’s direction, Radford, an Aon company and the compensation committee’s independent compensation consultant, provides a competitive analysis of director compensation levels, practices and design features as compared to the general market as well as our compensation peer group. There were no changes made to the non-employee director compensation policy in 2020. Our compensation committee and board of directors reviewed our non-employee director compensation policy in February and March 2021, respectively, and determined to increase the fee for the lead independent director from $15,000 to $20,000 and to increase the fees for the compensation committee chair from $12,000 to $15,000 and the compensation committee member from $6,000 to $7,500 to align with the median of the competitive market. Our compensation committee and board of directors also determined to increase the value of the Annual Award (as defined below) from $175,000 to $190,000 and the Initial Award (as defined below) from $350,000 to $380,000 to align with the median of the competitive market.

Non-Employee Director Equity Compensation
Under our current compensation practices, our non-employee directors receive equity compensation for their service as directors, which we believe reinforces alignment with our stockholders and is consistent with our overall compensation philosophy. Each non-employee director is entitled to receive RSUs under our 2017 Equity Incentive Plan, or 2017 Plan, as described below. The policy and amounts described below are those that were in effect during fiscal year 2020.
Initial Award. Upon appointment to the board of directors, each new non-employee director appointed to the board of directors will be granted RSUs to be settled in shares of our Class A common stock with an aggregate value of $350,000, or the Initial Award.
The Initial Award will be granted effective on the date on or following the non-employee director’s appointment to the board of directors, or the Initial Award Grant Date.
The number of RSUs granted subject to the Initial Award will be calculated by dividing $350,000 by the average daily closing price of the Class A common stock for the ten business days ending on the day preceding the Initial Award Grant Date, rounding down to the nearest whole share.
One-third of the total RSUs subject to the Initial Award shall vest on the one-year anniversary of the Initial Award Grant Date, and, thereafter, one-third of the total RSUs subject to the Initial Award shall vest on each subsequent one-year anniversary, in each case, so long as the non-employee director continues to provide services to us through such date. If a non-employee director’s service ends on the date of vesting, then the vesting shall be deemed to have occurred. The Initial Award shall accelerate in full upon the consummation of a Corporate Transaction (as defined in the 2017 Plan).
To the extent that an individual is initially appointed as a non-employee director at an annual meeting of our stockholders, he or she will be granted both an Annual Award, as described below, and an Initial Award. To the extent that an individual is initially appointed as a non-employee director at any other time, he or she will be granted both a Pro Rata Award, as described below, and an Initial Award.
Pro Rata Award. Upon appointment to the board of directors, each new non-employee director appointed to the board of directors will be granted RSUs to be settled in shares of the Class A common stock with an aggregate value equal to $175,000 multiplied by the quotient of (a) 12 minus the number of complete months since the date of the prior annual stockholder meeting (with one complete month calculated on the same day of a subsequent month as the annual stockholder meeting) divided by (b) 12, such amount being referred to as the Pro Rata Grant Amount, and such grant being referred to as the Pro Rata Award.
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2021 Proxy Statement
The Pro Rata Award will be granted effective on the Initial Award Grant Date.
The number of RSUs granted subject to the Pro Rata Award will be calculated by dividing the Pro Rata Grant Amount by the average daily closing price of the Class A common stock for the ten business days ending on the day preceding the Initial Award Grant Date, rounding down to the nearest whole share.
The Pro Rata Award shall fully vest on the earlier of (a) the date of our next annual meeting and (b) the date that is one year following the Initial Award Grant Date, in each case, so long as the non-employee director continues to provide services to us through such date. If a non-employee director’s service ends on the date of vesting, then the vesting shall be deemed to have occurred. The Pro Rata Award shall accelerate in full upon the consummation of a Corporate Transaction.
Annual Award. On the date of each annual meeting of our stockholders, each non-employee director who will serve on the board of directors following such annual meeting will automatically be granted RSUs to be settled in shares of the Class A common stock with an aggregate value of $175,000, or the Annual Award.
The Annual Award will automatically be granted effective on the date of the annual meeting of our stockholders, or the Annual Award Grant Date.
The number of RSUs granted subject to the Annual Award will be calculated by dividing $175,000 by the average daily closing price of the Class A common stock for the ten business days ending on the day preceding the Annual Award Grant Date, rounding down to the nearest whole share.
The Annual Award shall fully vest on the earlier of (a) the date of the next annual meeting of our stockholders and (b) the date that is one year following the Annual Award Grant Date, in each case, so long as the non-employee director continues to provide services to us through such date. If a non-employee director’s service ends on the date of vesting, then the vesting shall be deemed to have occurred. The Annual Award shall accelerate in full upon the consummation of a Corporate Transaction.
Cutback. Notwithstanding the foregoing, in the event that the Initial Award, the Pro Rata Award and/or the Annual Award granted in a calendar year, in the aggregate, would exceed such number of shares with an aggregate grant date value of $500,000, such amount being the current cap on equity awards or compensation included in the 2017 Plan with respect to non-employee directors, then, first, the Annual Award, if applicable, shall be reduced by an amount necessary to comply with such cap, and second, the Pro Rata Award, if applicable, shall be reduced by an amount necessary to comply with such cap.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES IN THE ELECTION OF THE CLASS I DIRECTORS
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2021 Proxy Statement
PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has selected Deloitte & Touche LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2021 and recommends that stockholders vote for ratification of such selection. The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021 requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting. In the event that Deloitte & Touche LLP is not ratified by our stockholders, the audit committee will review its future selection of Deloitte & Touche LLP as our independent registered public accounting firm.
Deloitte & Touche LLP audited our financial statements for the year ended December 31, 2020. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement at the Annual Meeting and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, Deloitte & Touche LLP will periodically rotate the individuals who are responsible for our audit.
During the years ended December 31, 2019 and 2020, fees for services provided by Deloitte & Touche LLP were as follows:
	Fiscal Year Ended December 31, 2019	Fiscal Year Ended December 31, 2020
Fees Billed to Alteryx
Audit fees(1)	$2,116,357	$2,030,811
Audit-related fees(2)	180,945	96,193
Tax fees(3)	50,174	118,340
Other fees(4)	1,895	3,790
Total fees	$2,349,371	$2,249,134
(1)
“Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; consents and assistance with and review of documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2)
“Audit-related fees” include fees for comfort letters, assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category also includes fees related to statutory audits required by non-U.S. jurisdictions.

(3)
“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state income tax matters, assistance with sales tax and assistance with tax audits.

(4)	“Other fees” include fees for services other than the services reported in audit fees, audit-related fees and tax fees.
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2021 Proxy Statement
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our audit committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021
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2021 Proxy Statement
PROPOSAL NO. 3
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote. The non-binding advisory vote on the compensation of our named executive officers, as disclosed in this Proxy Statement, will be determined by the vote of a majority of the voting power of the shares present or represented at the Annual Meeting and voting affirmatively or negatively on the proposal.
Stockholders are urged to read the “Executive Compensation” section of this Proxy Statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. The compensation committee and the board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion and the other related disclosures.”
As an advisory vote, this proposal is not binding. However, our board of directors and compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
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2021 Proxy Statement
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 28, 2021, by:
•	each of our named executive officers;
•	each of our directors or director nominees;
•	all of our directors and executive officers as a group; and
•	each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A common stock or Class B common stock.
Ms. Joshi is not included in the table below as she became a member of our board of directors in March 2021.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on 58,942,098 shares of Class A common stock and 8,003,746 shares of Class B common stock outstanding as of February 28, 2021. Shares of our Class A common stock and Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of February 28, 2021 or RSUs that may vest and settle within 60 days of February 28, 2021 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o Alteryx, Inc., 3345 Michelson Drive, Suite 400, Irvine, California 92612.
	Shares Beneficially Owned				% of Total Voting Power(1)
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%
Named Executive Officers and Directors:
Dean A. Stoecker(2)	329,925	*	7,561,104	92.31	53.83
Mark Anderson(3)	58,262	*	—	—	*
Kevin Rubin(4)	31,815	*	4,863	*	*
Robert Scott Jones(5)	—	—	—	—	—
Derek Knudsen(6)	22,190	*	—	—	*
Christopher M. Lal(7)	28,833	*	—	—	*
Kimberly E. Alexy	1,986	*	—	—	*
John Bellizzi	13,214	*	—	—	*
Charles R. Cory(8)	1,986	*	105,156	1.30	*
Jeffrey L. Horing(9)	91,766	*	—	—	*
Timothy I. Maudlin(10)	—	—	79,451	*	*
Eileen M. Schloss	3,811	*	—	—	*
All executive officers and directors as a group (14 persons)(11)	617,136	1.04	7,750,574	94.65	54.59
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2021 Proxy Statement
	Shares Beneficially Owned				% of Total Voting Power(1)
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%
Other 5% Stockholders:
Olivia Duane Adams(12)	327,887	*	784,209	9.59	5.81
The Vanguard Group(13)	4,772,221	8.10	—	—	3.43
Capital World Investors(14)	4,700,548	7.97	—	—	3.38
Brown Capital Management, LLC(15)	3,832,957	6.50	—	—	2.76
Capital Research Global Investors(16)	3,630,811	6.16	—	—	2.61
Bares Capital Management, Inc.(17)	3,360,792	5.70	—	—	2.42
Coatue Management, L.L.C.(18)	3,102,175	5.26	—	—	2.23
*	Less than 1%
(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share and holders of our Class A common stock are entitled to one vote per share.

(2)
Consists of (i) 45,950 shares of Class A common stock held by Mr. Stoecker, (ii) 423,451 shares of Class B common stock held by Mr. Stoecker, (iii) 45,000 shares of Class A common stock held of record by The Dean A. Stoecker Trust dated December 16, 2013 (the “Trust”), (iv) 4,878,655 shares of Class B common stock held of record by the Trust, (v) 999,049 shares of Class B common stock held of record by 4610, LLC, (vi) 1,072,449 shares of Class B common stock held of record by Lucy27, LLC, (vii) 10,599 shares of Class A common stock held by TRILY, LLC, (viii) 12,449 shares of Class A common stock held by TAILY, LLC, (ix) 215,927 shares of Class A common stock subject to options held by Mr. Stoecker that are exercisable within 60 days of February 28, 2021, and (x) 187,500 shares of Class B common stock subject to options held by Mr. Stoecker that are exercisable within 60 days of February 28, 2021. Mr. Stoecker is the trustee of the Trust and, therefore, may be deemed to hold sole voting and dispositive power over the shares held by the Trust. Mr. Stoecker also has sole voting and dispositive authority with respect to shares owned by each LLC described above.

(3)
Consists of (i) 8,262 shares of Class A common stock held by Mr. Anderson and (ii) 50,000 shares of Class A common stock subject to options held by Mr. Anderson that are exercisable within 60 days of February 28, 2021.

(4)
Consists of (i) 5,581 shares of Class A common stock held by Mr. Rubin, (ii) 26,234 shares of Class A common stock subject to options held by Mr. Rubin that are exercisable within 60 days of February 28, 2021, and (iii) 4,863 shares of Class B common stock subject to options held by Mr. Rubin that are exercisable within 60 days of February 28, 2021.

(5)
Mr. Jones was our President and Chief Revenue Officer through December 31, 2020, following which date he ceased serving in such roles and terminated employment with us in February 2021. We do not have current holdings information with respect to Mr. Jones.

(6)
Consists of (i) 1,004 shares of Class A common stock held by Mr. Knudsen and (ii) 21,186 shares of Class A common stock subject to options held by Mr. Knudsen that are exercisable within 60 days of February 28, 2021.

(7)
Consists of (i) 14,141 shares of Class A common stock held by Mr. Lal and (ii) 14,692 shares of Class A common stock subject to options held by Mr. Lal that are exercisable within 60 days of February 28, 2021.

(8)
Consists of (i) 1,986 shares of Class A common stock held by Mr. Cory and (ii) 105,156 shares of Class B common stock subject to options held by Mr. Cory that are exercisable within 60 days of February 28, 2021.

(9)
Based solely on information contained in a Form 4 filed on May 26, 2020 with the SEC by Mr. Horing. Consists of (i) 6,081 shares of Class A common stock held by Mr. Horing, (ii) 13,139 shares of Class A common stock owned by JPH DE Trust Holdings LLC, (iii) 45,928 shares of Class A common stock owned by JPH Fund VIII LLC, and (iv) 26,618 shares of Class A common stock owned by JPH Private Investments LLC. Mr. Horing, a director of the Company, controls each of JPH DE Trust Holdings LLC, JPH Fund VIII LLC and JPH Private Investments LLC. By reason of the provisions of Rule 16a-1 under the Exchange Act, Mr. Horing may be deemed to be the beneficial owner of the securities owned by each of JPH DE Trust Holdings LLC, JPH Fund VIII LLC and JPH Private Investments LLC. The address for Mr. Horing is c/o Insight Partners, 1114 Avenue of the Americas, 36th Floor, New York, NY 10036.

(10)	Consists of 79,451 shares of Class B common stock subject to options held by Mr. Maudlin that are exercisable within 60 days of February 28, 2021.
(11)
Consists of (i) 255,749 shares of Class A common stock and 7,373,604 shares of Class B common stock, (ii) 361,387 shares of Class A common stock subject to options that are exercisable within 60 days of February 28, 2021, and (iii) 376,970 shares of Class B common stock subject to options that are exercisable within 60 days of February 28, 2021.

(12)
Consists of (i) 298,795 shares of Class A common stock held by Ms. Duane Adams, (ii) 29,092 shares of Class A common stock subject to options held by Ms. Duane Adams that are exercisable within 60 days of February 28, 2021, (iii) 611,414 shares of Class B common stock held by Ms. Duane Adams, and (iv) 172,795 shares of Class B common stock subject to options held by Ms. Duane Adams that are exercisable within 60 days of February 28, 2021.

(13)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group. Of the shares of Class A common stock beneficially owned, The Vanguard Group reported that it had shared voting power with respect to 41,444 shares, sole dispositive power with respect to 4,687,535 shares and shared dispositive power with respect to 84,686 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(14)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 16, 2021 by Capital World Investors. Of the shares of Class A common stock beneficially owned, Capital World Investors reported that it had sole voting power with respect to 4,683,387 shares and sole dispositive power with respect to 4,700,548 shares. Capital World Investors divisions of Capital Research and Management Company, Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl and Capital International K.K. collectively provide investment management services under the name Capital World Investors. Capital World Investors is deemed to be the beneficial owner of 4,700,548 shares of Class A common stock. The address for these entities is c/o Capital World Investors, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

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2021 Proxy Statement
(15)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 12, 2021 by Brown Capital Management, LLC, or Brown Capital. Of the shares of Class A common stock beneficially owned, Brown Capital reported that it had sole voting power with respect to 2,433,723 shares and sole dispositive power with respect to 3,832,957 shares. The address for this entity is 1201 N. Calvert Street, Baltimore, MD 21202.

(16)
Based solely on information contained in a Schedule 13G filed with the SEC on February 16, 2021 by Capital Research Global Investors. Of the shares of Class A common stock beneficially owned, Capital Research Global Investors reported that it had sole voting power with respect to 3,630,811 shares and sole dispositive power with respect to 3,630,811 shares. Capital Research Global Investors divisions of Capital Research and Management Company, Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl and Capital International K.K. collectively provide investment management services under the name Capital Research Global Investors. Capital Research Global Investors is deemed to be the beneficial owner of 3,630,811 shares of Class A common stock. The address for these entities is c/o Capital Research Global Investors, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(17)
Based solely on information contained in a Schedule 13G filed with the SEC on February 16, 2021 by Bares Capital Management, Inc., or Bares Capital, and Brian Bares. Of the shares of Class A common stock beneficially owned, Bares Capital reported that it had shared voting power with respect to 3,359,992 shares and shared dispositive power with respect to 3,359,992 shares, and Brian Bares reported that he had sole voting power with respect to 800 shares, shared voting power with respect to 3,359,992 shares, sole dispositive power with respect to 800 shares and shared dispositive power with respect to 3,359,992 shares. The address for this entity and individual is Bares Capital Management, Inc., 12600 Hill Country Blvd., Suite R-230, Austin, TX 78738.

(18)
Based solely on information contained in a Schedule 13G filed with the SEC on February 16, 2021 by Coatue Management, L.L.C., or Coatue, and Philippe Laffont. Of the shares of Class A common stock beneficially owned, each of Coatue and Philippe Laffont reported that it or he had shared voting power with respect to 3,102,175 shares and shared dispositive power with respect to 3,102,175 shares. The address for this entity and individual is Coatue Management, L.L.C., 9 West 57th Street, New York, NY 10019.

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2021 Proxy Statement
EXECUTIVE OFFICERS AND KEY EMPLOYEES
The names of our executive officers and key employees, their ages as of March 31, 2021 and their positions are shown below.
Name	Age	Position
Executive Officers:
Mark Anderson	58	Chief Executive Officer(1)
Kevin Rubin	46	Chief Financial Officer
Scott Davidson	55	Chief Operating Officer
Christopher M. Lal	48	Chief Legal Officer and Corporate Secretary
Suresh Vittal	49	Chief Product Officer(2)
Key Employees:
Dean A. Stoecker	64	Executive Chairman and Former Chief Executive Officer(3)
Olivia Duane Adams	58	Chief Customer Officer
Sharmila Mulligan	55	Chief Strategy and Marketing Officer
(1)	Mr. Anderson was appointed our Chief Executive Officer effective as of October 5, 2020.
(2)
Effective upon Mr. Vittal’s start date, Mr. Knudsen was no longer designated as an “officer” within the meaning of Section 16 of, and Rule 16a-1(f) of the rules promulgated under, the Exchange Act, or an “executive officer” within the meaning of Item 401(b) of Rule 405 of Regulation S-K promulgated under the Securities Act, and Rule 3b-7 promulgated under the Exchange Act.

(3)	Mr. Stoecker resigned as our Chief Executive Officer effective as of October 5, 2020.
Our board of directors chooses executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.
For information regarding Messrs. Anderson and Stoecker, please refer to “Proposal No. 1—Election of Directors.”
Kevin Rubin has served as our Chief Financial Officer since April 2016. Prior to joining us, Mr. Rubin served as Chief Financial Officer of MSC Software Corporation, an enterprise simulation software company, from July 2011 to April 2016. Mr. Rubin has also served as Chief Financial Officer for Pictage, Inc., DataDirect Networks, Inc. and MRV Communications, Inc. Mr. Rubin holds a B.A. in business economics with an emphasis in accounting from the University of California, Santa Barbara.
Scott Davidson has served as our Chief Operating Officer since December 2019. Prior to joining us, Mr. Davidson previously served as Chief Financial Officer of Docker, Inc., from June 2019 to November 2019, and as Chief Operating Officer and Chief Financial Officer of Hortonworks, Inc., a data software company, from July 2017 to January 2019 and exclusively as Chief Financial Officer from April 2014 to July 2017. Prior to that, Mr. Davidson served as Chief Financial Officer of Quest Software Inc., a software company, from 2007 to 2012. Mr. Davidson holds a B.S. in finance from Florida Atlantic University and an M.B.A. from the University of Miami.
Christopher M. Lal has served as our Chief Legal Officer since April 2019 and prior to that he served as our Senior Vice President and General Counsel since August 2016. Mr. Lal has also served as our Corporate Secretary since August 2016. Prior to joining us, Mr. Lal served as Vice President, General Counsel and Corporate Secretary for Tilly’s Inc., a publicly traded retail and ecommerce company, from October 2012 to July 2016. Prior to Tilly’s, Mr. Lal served as General Counsel for several companies, including Thompson National Properties, LLC, a real estate investment firm, Sunstone Hotel Investors, Inc., a publicly traded real estate investment trust, and RemedyTemp, Inc., a publicly traded provider of staffing solutions. He began his career as a corporate and securities attorney at O’Melveny & Myers LLP. Mr. Lal holds a B.A. from the University of California, Santa Barbara and a J.D. from the University of Southern California.
Suresh Vittal has served as our Chief Product Officer since February 2021. Prior to joining us, Mr. Vittal served in various roles at Adobe Inc., a software company, from September 2013 to February 2021, including most recently as Senior Vice President, Platform and Products. Prior to that, he served as Chief Product Officer at Neolane, Inc., a marketing technology provider, from October 2012 to September 2013. Prior to Neolane,
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Mr. Vittal served as Vice President and Practice Leader at Forrester Research, Inc., a market research company, from June 2005 to October 2012. Mr. Vittal has an M.B.A. from Greenwich College, the University of Hull and an M.S. in computer information systems from Bentley College.
Key Employees
Olivia Duane Adams co-founded our company and has served as the Chief Advocacy Officer since December 2020. Previously, Ms. Adams served as the Chief Customer Officer from August 2011 until December 2020 and as the Executive Vice President, Marketing from our inception in March 1997 to August 2011. Prior to joining us, Ms. Adams served as a Sales Representative and an Account Manager for Strategic Mapping Inc. from March 1993 to June 1996. Ms. Adams also served as an Account Manager for Donnelley Marketing Information Services, a division of Dun & Bradstreet, Inc. Ms. Adams holds a B.S. in business administration and marketing from Castleton University.
Sharmila Mulligan has served as our Chief Strategy and Marketing Officer since September 2020 and prior to that she served as our Chief Strategy Officer since April 2019. Prior to joining us, Ms. Mulligan served as Founder and Chief Executive Officer at ClearStory Data Inc., a data analytics company, from September 2011 until April 2019. Prior to that, Ms. Mulligan served as Executive Vice President, responsible for the company’s marketing function, at Aster Data Systems, Inc., a data analytics company, from July 2009 until May 2011. Prior to Aster Data Systems, she served as Executive Vice President, Products and Marketing at Opsware Inc., a data center automation company, from 2006 until its acquisition in 2007 by Hewlett-Packard Company, where she served as Executive Vice President for HP Software Solutions until 2009. Ms. Mulligan has served on the board of directors of ConocoPhillips, an oil and gas exploration and production company, since July 2017. Ms. Mulligan holds a B.S. in computer science and a B.A. in economics from Northwestern University and an M.B.A. from the Kellogg School of Management at Northwestern University.
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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis describes the philosophy, objectives and structure of our compensation program for our principal executive officer, our principal financial officer, and our three most highly compensated executive officers (other than our principal executive officer and principal financial officer) during 2020. These individuals are referred to as our named executive officers. During 2020, these individuals were:
Name	Position
Dean A. Stoecker	Executive Chairman and former Chief Executive Officer(1)
Mark Anderson	Chief Executive Officer(2)
Kevin Rubin	Chief Financial Officer
Robert S. Jones	Former President and Chief Revenue Officer(3)
Derek Knudsen	Chief Technology Officer(4)
Christopher M. Lal	Chief Legal Officer and Corporate Secretary
(1)	Mr. Stoecker resigned as our Chief Executive Officer and was appointed our Executive Chairman effective as of October 5, 2020.
(2)	Mr. Anderson was appointed our Chief Executive Officer effective as of October 5, 2020.
(3)	Mr. Jones was our President and Chief Revenue Officer through December 31, 2020, following which date he ceased serving in such roles and terminated employment with us in February 2021.
(4)
Effective upon Mr. Vittal’s start date in February 2021, Mr. Knudsen was no longer designated as an “officer” within the meaning of Section 16 of, and Rule 16a-1(f) of the rules promulgated under, the Exchange Act, or an “executive officer” within the meaning of Item 401(b) of Rule 405 of Regulation S-K promulgated under the Securities Act, and Rule 3b-7 promulgated under the Exchange Act.

Executive Summary
We are a leader in Analytic Process Automation, or APA. The Alteryx APA software platform unifies analytics, data science and business process automation in one self-service platform to accelerate digital transformation, deliver high-impact business outcomes, accelerate the democratization of data and rapidly upskill modern workforces. Our platform has been adopted by organizations across a wide variety of industries and sizes. As of December 31, 2020, we had approximately 7,100 customers in more than 90 countries, including over 760 of the Global 2000 companies, and we had 1,469 full-time associates, including approximately 420 associates located outside the United States.
We are proud of the work we have done in 2020 to accelerate our customers’ digital transformation efforts. In 2020, while delivering our core tools and our latest product innovations, Alteryx Analytics Hub and Alteryx Intelligence Suite, we also delivered financially, with growth in annual recurring revenue and revenue despite the impact of the COVID-19 pandemic on us, our partners and our customers. We believe this growth, together with the transitions in our management team as further described below, positions us favorably in 2021 and beyond.
We believe digital transformation cannot be successful without harnessing control of available data, and hundreds of thousands of users across our 7,100 customers leverage the simplicity and power of our software to facilitate and accelerate their transformation initiatives and deliver significant business value with the power of analytics and automation. We expect 2021 will be a year of transformation for us as we continue to scale and evolve to meet these and other needs of our customers. With a focus on our next phase of accelerated growth, we began our transformation in 2020 with the addition of Mr. Anderson as our new Chief Executive Officer. In 2021, we intend to evolve our go-to-market approach to focus on the highest potential companies, emphasize customer success and post-sales support, and collaborate with strategic partners. To capitalize on our potential market opportunity, we have made stage-appropriate changes throughout the organization and expect to continue to add strong talent throughout 2021. We also expect 2021 to be a year of investment in product innovation with our new Chief Product Officer, Suresh Vittal, leading near and long-term product strategy and vision. The following illustrates the actions taken in 2020 and early 2021 to facilitate the achievement of our 2021 strategic business, financial and product innovation objectives:
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Business Highlights

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For the fiscal year ended December 31, 2020, additional business highlights include the following:
•	Revenue: Total GAAP revenue of $495.3 million, which represents a 19% increase on a year-over-year basis compared to revenue of $417.9 million for 2019.
•	Gross Profit: GAAP gross profit for 2020 of $451.5 million, or a GAAP gross margin of 91%.
•	Dollar-based Net Expansion Rate: Achieved a dollar-based net expansion rate (based on annual contract value) at or above 122% in each quarter of 2020.
•	Annual Recurring Revenue: Annual recurring revenue of $492.6 million, which represents a 32% increase on a year-over-year basis compared to annual recurring revenue of $372.8 million for 2019.
•
New Product Category: Announced a new analytics software category, Analytic Process Automation (APA), which unifies analytics, data science and business process automation. By bringing data, processes and people together, the Alteryx APA platform helps enable high impact outcomes and rapid upskilling of people across the organization in one end-to-end platform.

•	Product Innovation: Introduced Alteryx Analytics Hub and Alteryx Intelligence Suite, the latest innovations to the Alteryx APA platform.
•
Strategic Alliances: Announced strategic alliances with PricewaterhouseCoopers LLP, HCL America Solutions Inc., Snowflake Inc., Adobe Inc., UiPath, Inc. and ABBYY Solutions Ltd. to accelerate adoption of APA and to potentially accelerate business outcomes for joint customers.

•
Community Engagement: Successfully launched the Advancing Data & Analytics Potential Together (ADAPT) program, part of our social responsibility initiatives, which offers free data analytics training to thousands of workers globally who have been impacted by the COVID-19 pandemic.

•	Best Places to Work: Ranked on the Great Place to Work UK best in technology list for superior office culture in our London office. Named one of the 2020 Best Places to Work in Broomfield, Colorado.
Executive Compensation Actions
•
Leadership Transition: Appointed Mark Anderson, a seasoned executive with a proven track record of guiding enterprise technology organizations as they grow and scale, as Chief Executive Officer with a compensation package primarily consisting of equity awards that serve to align incentives toward achievement of our strategic objectives and align interests with those of our stockholders.

•
Amendment of Bonus Plan: Amended 2020 Bonus Plan (as defined below) to reflect transition to annual recurring revenue as a key metric used by investors to assess the health and trajectory of our software subscription business. We believe this shift will ensure better alignment between management and investors. Given the timing of the shift, we eliminated pool funding in excess of the target to continue to manage our compensation program with sound governance practices and to avoid unintended windfalls.

•
Equity: Utilized long-term incentives as the primary way to incentivize employees while aligning the interests of employees and stockholders. We also utilized long-term incentives to retain certain of our named executive officers during our leadership transition and shift in business strategy.

Leadership Transitions
Effective as of October 5, 2020, Mark Anderson, a seasoned executive and member of our board of directors, was appointed our Chief Executive Officer and Dean A. Stoecker resigned from his role as Chief Executive Officer and was appointed our Executive Chairman.
Our board of directors worked carefully to ensure a smooth leadership transition in connection with Mr. Stoecker’s resignation from his role as our Chief Executive Officer. As part of a succession plan, Mr. Stoecker remains as the Chairman of our board of directors. The appointment of Mr. Anderson, who has served as a member of our board of directors since 2018 and is deeply familiar with our business, enables us to benefit from continuity in leadership. We believe Mr. Anderson has extensive industry knowledge and highly relevant experience that is fundamental to our continued growth and commitment to the creation of sustainable stockholder value. See “—Executive Officer Transitions and Agreements” below for a detailed discussion of these developments and the compensation provided to each of Messrs. Anderson and Stoecker in their respective capacities as Chief Executive Officer in 2020.
Robert S. Jones was our President and Chief Revenue Officer through December 31, 2020, following which date he ceased serving in such roles and terminated employment with us in February 2021.
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Executive Officer Transitions and Agreements
Appointment of Mr. Anderson as Chief Executive Officer
Mr. Anderson was appointed our Chief Executive Officer effective October 5, 2020. In developing the compensation package for Mr. Anderson, the compensation committee reviewed an analysis of competitive market data prepared by Radford, the compensation committee’s independent compensation consultant, and gave careful consideration to, among other factors, the compensation structure and levels that were deemed reasonable and necessary to incentivize Mr. Anderson to assume the role of our Chief Executive Officer, the role and responsibilities of our Chief Executive Officer position, Mr. Anderson’s depth of knowledge and unique ability to execute on the company’s strategy given his prior experience as President at Palo Alto Networks, Inc. and as a member of our board of directors, our retention objectives, how Mr. Anderson’s compensation compared to our former Chief Executive Officer’s compensation, and the size of Mr. Anderson’s proposed new equity awards and their ability to align incentives toward achievement of our strategic objectives. The compensation committee believed that Mr. Anderson’s compensation should be principally tied to long-term stockholder value creation and, accordingly, the compensation committee determined to grant a substantial portion of his compensation in the form of equity.
Mr. Anderson’s initial compensation arrangements as set forth in his employment offer letter are as follows:
•	an annual base salary of $600,000;
•	a target annual cash bonus opportunity equal to 100% of his annual base salary, prorated for the number of days he was employed as Chief Executive Officer in 2020;
•
an option to purchase 300,000 shares of our Class A common stock, which will vest quarterly over three years, with 1/12th of the total shares vesting each quarter following October 7, 2020, in each case, subject to Mr. Anderson’s service as Chief Executive Officer on such vesting dates;

•
an award of RSUs to acquire a number of shares of our Class A common stock equal to $250,000 divided by the average daily closing price of our Class A common stock on the New York Stock Exchange for the twenty trading days ending on the trading day immediately prior to the date of grant, which will vest on the one year anniversary of October 7, 2020, subject to Mr. Anderson’s service as Chief Executive Officer on such vesting date; and

•	a one-time $300,000 lump sum relocation payment.
As described above, Mr. Anderson’s new hire compensation primarily consisted of equity awards that serve to align incentives toward achievement of our strategic objectives and align interests with those of our stockholders, and the vesting periods emphasize rapid execution and value creation. The equity awards incentivized Mr. Anderson to transition from a non-operational role to an operational role and the relocation payment incentivized his relocation from Northern California to Southern California to be a part of our team at our corporate headquarters.
In addition, Mr. Anderson has entered into our standard form of severance and change in control agreement applicable to our Chief Executive Officer. Our board of directors and compensation committee considered these post-employment compensation arrangements reasonable and necessary to incentivize Mr. Anderson to accept employment as our Chief Executive Officer. For further information on Mr. Anderson’s severance and change in control benefits, see “—Potential Payments Upon Termination or Change in Control” below. Additional details regarding our chief executive officer succession plan and related compensation were disclosed in a Current Report on Form 8-K we filed on October 5, 2020 and are also described elsewhere in this Compensation Discussion and Analysis section of this Proxy Statement.
Resignation of Mr. Stoecker as Chief Executive Officer and Appointment as Executive Chairman
Mr. Stoecker resigned from his role as our Chief Executive Officer and was appointed our Executive Chairman effective October 5, 2020. In connection with his appointment as Executive Chairman, we entered into a services agreement with Mr. Stoecker under which Mr. Stoecker continued to receive payment of his current base salary of $500,000 through December 31, 2020, and remained eligible to participate in our annual bonus plan for 2020, with a target annual bonus of 100% of his base salary, provided that Mr. Stoecker remained as
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Executive Chairman at the time of payment. Our board of directors determined to maintain Mr. Stoecker’s compensation as Executive Chairman at current levels after his transition due to, among other things, the length of time he served in 2020 as our Chief Executive Officer and the value he would continue to contribute during this pivotal transition.
Mr. Stoecker’s compensation as Executive Chairman following December 31, 2020 is subject to review by our board of directors or the compensation committee. In February 2021, the compensation committee determined that for 2021 Mr. Stoecker would receive compensation equal to the cash retainer and equity compensation of a non-employee director under our non-employee director compensation policy.
Mr. Stoecker’s outstanding equity awards of RSUs and stock options continue to vest subject to Mr. Stoecker’s continued service to us. While he is Executive Chairman, Mr. Stoecker continues to be eligible to participate in our benefit programs, except that Mr. Stoecker’s Severance and Change in Control Agreement (as defined below) terminated on December 31, 2020. Under Mr. Stoecker's services agreement, if we terminate Mr. Stoecker’s employment as Executive Chairman without cause not within 12 months following a change in control, Mr. Stoecker shall only be entitled to earned but unpaid accrued compensation and reimbursement of unpaid expenses. If we (or our successor) terminate Mr. Stoecker’s employment as Executive Chairman without cause and within 12 months following a change in control, Mr. Stoecker shall be entitled to any earned but unpaid accrued compensation and reimbursement of unpaid expenses, and all of his outstanding and unvested stock options and RSUs shall immediately vest. Moreover, in the event a change in control occurs, and at such time Mr. Stoecker is serving as a member of our board of directors but is no longer employed as Executive Chairman, then he will be entitled to immediate acceleration of all his outstanding and unvested stock options and RSUs. Notwithstanding anything to the contrary, if our successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Mr. Stoecker’s unvested equity awards, such awards (other than performance awards) shall accelerate and become vested and exercisable. Our compensation committee and our board of directors considered these payments and benefits reasonable and appropriate to facilitate and ensure an orderly transition of Mr. Stoecker’s duties and responsibilities.
Transition of Chief Revenue Officer
Robert S. Jones was our President and Chief Revenue Officer through December 31, 2020, following which date he ceased serving in such roles and terminated employment with us in February 2021. Mr. Jones provided transition services through February 12, 2021. In connection with Mr. Jones ceasing to serve as our President and Chief Revenue Officer, we entered into a separation agreement with Mr. Jones, consistent with Mr. Jones’s Severance and Change in Control Agreement. Additional information regarding the terms of Mr. Jones’s separation agreement is set forth below under “Executive Compensation—Potential Payments upon Termination or Change in Control.”
Highlights of Our Executive Compensation Practices
The compensation committee has structured our executive compensation program to ensure that our named executive officers are compensated in a manner consistent with stockholder interests, competitive pay practices and applicable requirements of regulatory bodies. The following are important features of the design and operation of our executive compensation program:
Components of Pay. The components of our 2020 executive compensation program consist primarily of elements that are generally available to our employees, including base salary, annual variable cash compensation, equity awards and broad-based benefits.
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Element	Performance Period	Objective	Performance Measured / Rewarded for 2020
Base Salary	Annual	Recognizes an individual’s role and responsibilities and serves as an important retention vehicle and provides a stable level of fixed compensation	•	Reviewed annually and set based on market competitiveness, individual performance and internal equity considerations
Annual Bonus	Annual	Rewards achievement of annual financial objectives subject to meeting individual performance expectations	•	Annual Recurring Revenue
			•	Meeting individual performance expectations
Stock Options	Long-Term	Supports the achievement of strong share price growth	•	Annual grants generally vest 1∕3rd on first anniversary of vesting commencement date and 1∕36th monthly thereafter
RSUs	Long-Term	Aligns the interests of management and stockholders and serves as an important retention vehicle	•	Annual grants generally vest 1∕3rd on each of the first three anniversaries of the vesting commencement date
Target Pay Mix. To help retain and motivate our named executive officers, our compensation committee aims to offer compensation practices competitive to our peers and industry through a mix of cash (base salaries and annual performance-based bonuses) and long-term incentives (equity awards).
The compensation committee does not have a formal policy for allocating total compensation among the various components. Instead, the compensation committee uses its judgment, in consultation with Radford, to establish an appropriate balance of short-term and long-term compensation for each named executive officer. The balance may change from year to year based on corporate strategy and objectives, among other considerations. For 2020, our named executive officers had the following target pay mix:

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Governance of Our Pay Program. The compensation committee regularly reviews best practices in executive compensation and uses the following guidelines to design our compensation programs:
What We Do	✔	Stock Ownership Policy that applies to our executive officers and our board of directors
	✔	Compensation Recoupment and Forfeiture Policy
	✔	Pay-for-performance philosophy and culture
	✔	Majority of pay is performance-based or variable and not guaranteed
	✔	Responsible use of shares under our long-term incentive program
	✔	Engage an independent compensation consultant
	✔	Annually conduct a Say-on-Pay vote
	✔	Independent and experienced compensation committee
	✔	Assess risks of our compensation program
What We Don’t Do	✘	No hedging of our stock
	✘	No pledging of our stock
	✘	No excise tax gross-ups
	✘	No discounted stock option awards
	✘	No supplemental executive retirement plans
	✘	No excessive perquisites
	✘	No employee single trigger accelerated vesting upon a change in control
	✘	No fixed term or evergreen offer letters
Say-on-Pay Vote Results
At our annual meeting of stockholders in May 2020, we conducted a non-binding stockholder advisory vote on the compensation of our named executive officers (commonly known as a “Say-on-Pay” vote). Our stockholders approved the fiscal 2019 compensation of our named executive officers, with approximately 98.9% of the votes cast in favor of our Say-on-Pay proposal. Our compensation committee appreciates this support and believes it reflects the efforts to properly align pay with performance while also aligning management and stockholder interests. Consequently, our compensation committee did not make any significant changes to our executive compensation program based on its review of the 2020 voting results. We value the opinions of our stockholders and the compensation committee and the board of directors will continue to consider the outcome of future advisory votes, including the vote which will take place at the Annual Meeting, when making compensation decisions for the named executive officers.
Our Executive Compensation Philosophy and Objectives
The overall objective of our compensation program is to support business objectives by attracting, retaining and engaging the highest caliber employees, including executive officers. The goals of the compensation committee with respect to executive compensation are to:
•	attract, retain, motivate and reward talented executives;
•	tie annual compensation incentives to the achievement of specified performance objectives; and
•	achieve long-term value creation for our stockholders by aligning the interests of these executives with those of our stockholders.
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To achieve these goals, we endeavor to maintain compensation plans that tie a substantial portion of executives’ overall compensation to key strategic, operational and financial goals that support our business strategy and align the interests of our executives with those of our stockholders. We believe our executive compensation program as developed and implemented, and as presented in this Proxy Statement, achieves these objectives.
Process for Setting Executive Compensation
Role of the Compensation Committee
The compensation committee acts on behalf of the board of directors to oversee the compensation policies and practices applicable to all our employees, including the administration of our equity plans. Our compensation committee annually assesses the performance of our Chief Executive Officer and other executives, and, based in part on the recommendations from our Chief Executive Officer with respect to executives other than himself, approves the compensation of these executives. Beginning in 2021, our compensation committee also annually reviews the performance of and expected contributions from our Executive Chairman and reviews and recommends to our board of directors the compensation for our Executive Chairman. Our compensation committee retains, and does not delegate, any of its responsibility to determine executive compensation.
Role of Independent Compensation Consultant
In 2020, the compensation committee continued to retain the services of Radford as its independent compensation consultant due to Radford’s extensive analytical and compensation expertise in the software and services industry. In this capacity, Radford has advised the compensation committee on compensation matters related to the executive and director compensation programs. In 2020, Radford assisted the compensation committee with, among other things:
•	executive and non-employee director market pay analysis;
•	reviewing and suggesting changes to the compensation peer group;
•	development and refinement, including through the provision and use of relevant survey data, of executive and employee pay programs and governance practices; and
•	preparing this Compensation Discussion and Analysis and other proxy statement disclosures.
The compensation committee has the sole authority to engage and terminate Radford’s services, as well as to approve its compensation. Radford makes recommendations to the compensation committee but has no authority to make compensation decisions on behalf of the compensation committee or the company. Radford reported to the compensation committee and had direct access to the chairperson and the other members of the compensation committee. Beyond data and advice related to director and executive compensation matters and employee equity plan design, Radford did not provide other services to us in 2020.
The compensation committee conducted a specific review of its relationship with Radford in 2020 and determined that Radford’s work for the compensation committee did not raise any conflicts of interest. Radford’s work has conformed to the independence factors and guidance provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC and the New York Stock Exchange.
Role of Management
To aid the compensation committee in its responsibilities, the Chief Executive Officer provides the compensation committee with recommendations relating to the performance and achievements, including support of our corporate values, of each of the named executive officers (other than himself and the Executive Chairman). The compensation committee gives considerable weight to the Chief Executive Officer’s performance evaluations of the other named executive officers because he has direct knowledge of the criticality of their work, performance and contributions. The compensation committee does not consult with any other executive officers about its decisions. The Chief Executive Officer does not participate in the compensation committee’s deliberations or decisions regarding his own compensation.
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Use of Market Data and Peer Group Analysis
When considering executive compensation decisions, the compensation committee believes it is important to be informed as to current compensation practices of comparable publicly held companies in the software and services industry, especially to understand the demand and competitiveness for attracting and retaining an individual with each named executive officer’s specific expertise and experience.
In 2020, as in prior years, the compensation committee believed referencing market data provided by Radford, along with other factors, was important when setting total compensation for our named executive officers because competition for executive management is intense in our industry and the retention of our talented leadership team is critical to our success. However, while referencing the peer group compensation levels is helpful in determining market-competitive compensation for our named executive officers, the compensation committee does not directly tie any pay elements to particular benchmarks within the peer group; rather, peer data is used as a market-check analysis and is just one factor considered in the annual compensation approval process. Other important considerations include employee knowledge, skills and experience; individual performance; scope of responsibilities; and any retention concerns.
2020 Peer Group
In October 2019, the compensation committee, with the assistance of Radford, considered several factors in determining the composition of our peer group for purposes of evaluating the 2020 compensation of our named executive officers, including:
•	Industry: U.S.-based enterprise software companies with an emphasis on software-as-a-service (SaaS) and cloud solutions that have recently gone public;
•	Revenue: Between $160 million and $800 million;
•	Market capitalization: Generally, between $2 billion and $18 billion; and
•	Growth companies: An emphasis on companies with strong year-over-year revenue growth.
Using these criteria, the following 19 companies were identified by the compensation committee and Radford as the defined peer group for 2020 executive compensation decisions:
Anaplan	Five9	Okta	Rapid7
AppFolio	Guidewire Software	Paycom Software	The Trade Desk
BlackLine	HubSpot	Paylocity Holding	RingCentral
Cloudera	MongoDB	Q2 Holdings	Zendesk
Coupa Software	New Relic	Qualys
Our compensation committee removed 2U, Apptio, Cornerstone OnDemand, Hortonworks, Imperva, Instructure, MINDBODY and Varonis Systems from our 2020 compensation peer group as each did not meet one or more of the criteria discussed above and was no longer considered to be a meaningful comparison point. Our compensation committee then added Anaplan, Guidewire Software, MongoDB, Okta, Paycom Software and RingCentral to our 2020 compensation peer group based on the criteria set forth above.
2021 Peer Group Changes
In August 2020, the compensation committee and Radford reviewed the peer group to ensure that it continued to reflect the appropriate peer selection criteria. The compensation committee, with the assistance of Radford, determined to increase the revenue parameters to range between $200 million and $1.1 billion and the market capitalization parameters to range between $4 billion and $33 billion based on changes to our financial profile. Changes to the peer group were determined based on merger and acquisition activities, the updated revenue and market capitalization parameters and an enhanced focus on enterprise software companies, with all other criteria remaining unchanged. Changes for the 2021 peer group that was used for reference while determining Mr. Anderson's compensation were as follows:
•	Removed: Guidewire Software and Rapid7
•	Added: Slack Technologies and Zscaler
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Compensation Risk Oversight
Our compensation committee has responsibility for establishing our compensation philosophy and objectives, determining the structure, components and other elements of our programs, and reviewing and approving the compensation of our named executive officers. We do not believe that our executive compensation program creates risks that are reasonably likely to have a material adverse effect on us.
Elements of Compensation
Base Salaries
Base salaries serve to provide fixed cash compensation to our executive officers for performing their ongoing responsibilities. Base salaries for our executive officers are approved upon joining the company by the compensation committee, and then reviewed and adjusted, as appropriate, by the compensation committee on an annual basis, in consultation with Radford.
Such annual adjustments are based on factors that may include:
•	each executive officer’s position and specific responsibilities;
•	individual performance;
•	level of experience;
•	achievement of corporate and strategic goals; and
•	a review of competitive salary and total compensation market data for comparable positions at peer companies.
The compensation committee does not apply any specific formulas to determine increases in base salaries for our executive officers, but instead makes an evaluation of each executive officer’s contributions to our long-term success. Increases in base salary typically take effect as of January 1st of each calendar year.
We reviewed our named executive officers’ base salaries based on the considerations outlined above. Based on this review, the compensation committee increased our named executive officers’ base salaries in 2020 as follows:
Executive	2019	2020	% Increase
Dean A. Stoecker (1)	$475,000	$500,000	5.3%
Mark Anderson (2)	—	$600,000	—
Kevin Rubin	$376,000	$387,300	3.0%
Robert S. Jones	$381,000	$392,400	3.0%
Derek Knudsen	$334,000	$344,000	3.0%
Christopher M. Lal	$325,500	$341,800	5.0%
(1)
Mr. Stoecker was appointed Executive Chairman and ceased serving as Chief Executive Officer effective October 5, 2020. In connection with this change in role, Mr. Stoecker’s annualized salary remained at $500,000 through December 31, 2020.

(2)	Mr. Anderson’s base salary was established in connection with his appointment as our Chief Executive Officer effective October 5, 2020.
Annual Performance-Based Cash Incentives
Historically, we have provided our executives with short-term, performance-based annual incentives through our annual cash incentive program. We believe that annual incentives:
•	hold executives accountable;
•	align the interests of our company, executives and investors;
•	enable us to achieve and exceed financial goals;
•	attract and retain the top talent in the industry; and
•	recognize and reward individuals for contributing to our company’s success.
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2020 Bonus Plan Incentive Opportunities
Each of our executive officers participates in our annual bonus plan. Executive officers that participate in this plan have an established annual incentive target, which is equal to a percentage of their base salary. The actual earned annual incentive bonus, if any, is calculated based on the bonus pool funding, company performance and any adjustments for individual performance.
For 2020, our named executive officers had the following annual cash incentive opportunities under our annual bonus plan, or the 2020 Bonus Plan, which were unchanged from the prior year for Messrs. Stoecker, Jones, Knudsen and Lal and, in the case of Mr. Anderson, was determined in connection with his appointment as Chief Executive Officer with his bonus payment to be prorated for the number of days he was employed as Chief Executive Officer in 2020:
Executive	Target Annual Incentive (as % of base salary)
Dean A. Stoecker (1)	100%
Mark Anderson (2)	100%
Kevin Rubin	70%
Robert Scott Jones	100%
Derek Knudsen	50%
Christopher M. Lal	55%
(1)	Mr. Stoecker was appointed Executive Chairman and ceased serving as Chief Executive Officer effective
October 5, 2020. In connection with this change in role, Mr. Stoecker’s annual incentive target remained at 100% of his base salary for the year ended December 31, 2020.
(2)	Mr. Anderson’s annual incentive target was established in connection with his appointment as our Chief
Executive Officer effective October 5, 2020.
2020 Bonus Plan Pool Funding and Targets
In February 2020, our compensation committee established the 2020 Bonus Plan with a revenue performance target of $625.0 million, in a manner consistent with our past practice. If the company achieved less than 80% of the revenue performance target, the bonus pool would not be funded. At 100% achievement of the revenue performance target, the bonus pool would be funded at 100% of target funding. At 110% achievement of the revenue performance target, the bonus pool would be funded at 150% of target funding and at 115% or greater achievement, the bonus pool would be funded at 200% of target funding. If revenue was above or below the target achievement thresholds, the bonus pool funding amount would be interpolated between pool funding amounts.
2020 Bonus Plan (Pre-Amendment)
Target Achievement	Pool Funding
< 80%	0%
100%	100%
110%	150%
≥ 115%	200%
With the announcement of our financial results for the three months ended June 30, 2020, we began to report quarterly on, and provide guidance with respect to, annual recurring revenue, or ARR, which is a business performance metric that we measure along with revenue. We calculate ARR as the annualized recurring value of all active subscription contracts at the end of a reporting period and exclude the value of non-recurring revenue, such as professional services. ARR is a metric that is used by investors to assess the health and trajectory of our software subscription business. ARR is also now a primary metric we use, together with revenue, for evaluating our financial performance. At the same time as our board of directors began measuring our performance based on ARR, our compensation committee began discussing measuring performance under our 2020 Bonus Plan using ARR because performance under the 2020 Bonus Plan ties directly to our financial achievement and should be evaluated using comparable measures.
In August 2020, our compensation committee began formally evaluating the appropriateness of using ARR, rather than revenue, as the performance metric for the 2020 Bonus Plan. As part of its evaluation, our compensation committee consulted with, among others, our independent compensation consultant with respect to the use of ARR
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as a short-term incentive plan measure. Our compensation committee also reviewed an analysis prepared by our finance team evaluating the use of ARR as a measure of business performance by other companies and the investment community. In November 2020, our compensation committee determined that ARR, rather than revenue, better aligned with the way the investment community evaluates and values our performance and that it was the more appropriate metric to assess and reward the performance of our employees. Accordingly, our compensation committee amended the 2020 Bonus Plan to replace the revenue metric with the ARR metric and established an ARR performance target of $515.0 million. If the company achieved less than 80% of the ARR performance target, the bonus pool would not be funded. At or above 100% achievement of the ARR performance target, the bonus pool would be funded at 100% of target funding. To avoid unintended windfalls in connection with the transition of the 2020 Bonus Plan to an ARR-based performance metric, our compensation committee eliminated bonus pool funding in excess of 100% under the amended 2020 Bonus Plan. If ARR was below the target achievement threshold but above the minimum threshold, the bonus pool funding amount would be interpolated between pool funding amounts as shown below:
2020 Bonus Plan (As Amended)
Target Achievement	Pool Funding
< 80%	0%
≥ 100%	100%
2020 Earned Cash Bonuses
Based on the bonus pool funding that results from the level of achievement of our ARR goal, an individual may receive between 0% and 100% of their target award. Bonuses are also subject to further adjustment based on the achievement of individual performance expectations and goals. During 2020, there were no minimum or guaranteed bonus payments for any named executive officers. The bonus payment for Mr. Anderson, as set forth below, was prorated for the number of days he was employed as Chief Executive Officer in 2020.
For 2020, the ARR performance target was achieved at 96%, resulting in the bonus pool funding at 96%. The bonus payout amounts reflect both company financial performance and individual achievement. The compensation committee certified the annual bonus amounts set forth in the table below for each named executive officer in 2020:
		Opportunity		Actual
Executive	2020 Base Salary	Target Bonus Percentage (as % of base salary)	Target Bonus ($)	2020 Earned Award	As a % of Target
Dean A. Stoecker	$500,000	100%	$500,000	$480,000	96%
Mark Anderson	$600,000	100%	$600,000	$138,871(1)	96%
Kevin Rubin	$387,300	70%	$271,110	$260,266	96%
Robert Scott Jones	$392,400	100%	$392,400	$376,704	96%
Derek Knudsen	$344,000	50%	$172,000	$165,120	96%
Christopher M. Lal	$341,800	55%	$187,990	$180,470	96%
(1)	Mr. Anderson’s bonus payment was prorated for the number of days he was employed as Chief Executive Officer in 2020.
Mr. Jones participated in the 2020 Bonus Plan subject to a 2020 Alteryx Bonus Plan Addendum, or the CRO Plan. Under the CRO Plan, and provided that at least 80% of the revenue goal for the period of January 1, 2020 through June 30, 2020 was achieved, Mr. Jones would receive up to 50% of his full year bonus target, or the First Half Advance, following audit committee approval of the Form 10-Q for the three months ended June 30, 2020 and the earnings release for such period. If such minimum revenue was achieved, the corresponding payout amount would be paid at the matching achievement level up to a maximum of 100% achievement, but subject to a cap of 50% of the full year bonus target. No accelerators were applicable for the First Half Advance. Based on company revenue achievement, Mr. Jones was paid a First Half Advance of $192,505.
After the amendment of the 2020 Bonus Plan described above, Mr. Jones’s final 2020 bonus payout amount, or the Final Bonus Amount, was based on ARR achievement for the full year 2020 calculated in accordance with
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the amended 2020 Bonus Plan. Based on the company’s full year 2020 ARR achievement, the Final Bonus Amount under the CRO Plan was $376,704. The payment of the Final Bonus Amount was reduced by the First Half Advance and was made at the same time bonuses were paid under the amended 2020 Bonus Plan.
If we had not achieved the minimum ARR for the full year under the amended 2020 Bonus Plan, then no additional bonus payment would have been made under the CRO Plan. The payment of the Final Bonus Amount occurred pursuant to the separation agreement we entered into with Mr. Jones, which is described under the sections titled “—Executive Officer Transitions and Agreements” and “—Potential Payments Upon Termination or Change in Control.”
New Chief Executive Officer Relocation Payment
We believe that having our Chief Executive Officer present at our company headquarters is vital to ensuring integration and alignment on day-to-day strategy. In order to incentivize Mr. Anderson to leave his long-time residence, in connection with Mr. Anderson’s purchase of and relocation to a residence near our headquarters in Irvine, California and in lieu of paying for separate moving, travel and similar related expenses, Mr. Anderson received a one-time $300,000 relocation payment, subject to repayment on a pro-rata basis if his employment with us terminates for cause or if he resigns other than for good reason (each as defined in his Severance and Change in Control Agreement) within 12 months of the commencement of his employment. For further information regarding Mr. Anderson’s compensation, see the sections titled “—Executive Officer Transitions and Agreements” and “—Offer Letters—Mark Anderson.”
Equity Awards
A significant portion of executive pay is delivered as long-term incentives (equity awards), which are designed to align executive officers’ interests with stockholder interests, promote retention through the reward of long-term company performance and encourage ownership in our company.
We have historically used equity awards in the form of stock options and RSUs. Equity awards are designed to encourage high performance by executive officers and promote their retention, thereby strongly aligning executive officers’ interests with the interests of our stockholders. The compensation committee believes that stock options encourage the achievement of strong share price growth and are performance-based in nature because they only have value if the share price increases and that RSUs serve as an important retention vehicle and align the interests of management and stockholders.
Our general policy is to grant stock options and other equity awards on fixed dates determined in advance, although under our policy there are occasions when grants are made on other dates, such as for new hires, mid-year promotions and other periodic recognition events. All required approvals are obtained in advance of or on the actual grant date. With respect to annual stock option and RSU grants to our continuing executive officers, these grants are typically approved late in the immediately preceding fiscal year or early in the current fiscal year. The timing of annual equity award grants to our continuing executive officers is not coordinated in a manner that intentionally benefits our executive officers.
The compensation committee determines the size of equity grants according to each executive officer’s position. To do so, the compensation committee generally references the market data of our peer group companies as provided by Radford. The compensation committee also takes into consideration each named executive officer’s recent performance history, his or her potential for future responsibility and criticality of his or her work to the long-term success of our company. The compensation committee has the discretion to give relative weight to each of these factors as it sets the size of the equity grant to appropriately create an opportunity for reward based on increasing stockholder value.
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Our named executive officers received stock options and RSUs in 2020. The following equity grants were awarded in 2020:
Executive	Stock Options (#)	RSUs (#)
Dean A. Stoecker	50,505	23,143
Mark Anderson	300,000	3,602(1)
Kevin Rubin (2)	48,330	22,473
Robert S. Jones	24,864	11,393
Derek Knudsen	10,878	4,984
Christopher M. Lal (3)	33,515	15,575
(1)	Mr. Anderson was granted (i) 1,375 RSUs on May 20, 2020, consistent with the Annual Award for non-employee directors and (ii) 2,227 RSUs upon his appointment as Chief Executive Officer.
(2)
In November 2020, Mr. Rubin was granted 12,682 RSUs and 26,963 options to purchase shares of our Class A common stock in order to provide additional retentive value in light of the changes to the executive leadership team in late 2020 and shift in business strategy. The balance of the RSUs and stock options indicated in the above table were granted in February 2020 as part of the compensation committee’s annual evaluation of executive officer compensation and grant cycle.

(3)
In November 2020, Mr. Lal was granted 8,454 RSUs and 17,975 options to purchase shares of our Class A common stock in order to provide additional retentive value in light of the changes to the executive leadership team in late 2020 and shift in business strategy. The balance of the RSUs and stock options indicated in the above table were granted in February 2020 as part of the compensation committee’s annual evaluation of executive officer compensation and grant cycle.

The standard vesting schedule for stock option grants awarded in 2020 provides that one-third of the options granted will vest on the first anniversary of the vesting commencement date, which in the case of the above awards, other than those awards granted in November 2020, was January 1, 2020, with 1/36th of the options vesting monthly thereafter, subject to the individual’s continued service to us through the applicable vesting date. RSUs granted in 2020 also have a three-year vesting schedule, with one-third of the shares subject to the RSUs vesting on each of the first three anniversaries of the vesting commencement date, which in the case of the above awards, other than those awards granted in November 2020, was January 1, 2020, subject to the individual’s continued service to us through the applicable vesting date. For further information regarding Mr. Anderson’s equity compensation, including the vesting schedules for his equity grants in connection with his appointment as Chief Executive Officer, see the section titled “Grants of Plan-Based Awards Table.”
Additional Compensation Policies and Practices
Executive Officer Recoupment (“Clawback”) Policy
Our board of directors has adopted a policy that provides for the recovery of all or any portion of an executive officer’s incentive-based compensation in the event that we restate our financial results and such executive officer’s fraud or intentional misconduct contributed to the need for such restatement, and the compensation earned by such executive officer was based on achieving financial results in excess of what could have been earned by such executive officer based on the restated financial results, in all cases as determined by our board of directors. The recovery period extends up to three years prior to the date of the restatement with respect to incentive-based compensation granted or received after the effective date of the policy.
Stock Ownership Policy
To help achieve our compensation objective of linking the interests of our stockholders with those of our executive officers and directors, we maintain a Stock Ownership Policy covering our executive officers, including our named executive officers, and members of our board of directors. The policy provides that each such officer or director own and hold shares of our stock with a value that is at least equal to his or her annual base salary or, in the case of non-employee members of our board of directors, his or her annual cash retainer, multiplied by the applicable multiplier described below. This ownership requirement may be satisfied by ownership of shares of either our Class A or Class B common stock, vested RSUs, vested stock options, and any other shares of our equity securities held by affiliates or family members in which the individual holds a beneficial interest. Each covered holder is expected to meet his or her applicable ownership level within five years of becoming a covered holder, or, if later, within five years of the effective date of the policy.
As of December 31, 2020, all non-employee directors and all of our current executive officers who are subject to these requirements were in compliance with our Stock Ownership Policy, other than those executive officers whose employment began within the last eighteen months, each of whom has sufficient time remaining to meet the required ownership level.
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Position	Multiple
Chief Executive Officer	5x Annual Base Salary
Other C-Level Officers	3x Annual Base Salary
Non-Employee Directors(1)	1x Annual Cash Retainer
(1)	As Mr. Stoecker is our Executive Chairman and no longer a “C-Level” officer, Mr. Stoecker is subject to the Non-Employee Director ownership requirement.
Anti-hedging and Pledging Policies
Under our Insider Trading Policy, directors and executive officers, as well as other employees, are prohibited from engaging in the following activities with respect to our capital stock:
•	hedging their interest in our shares by selling short or trading or purchasing “put” or “call” options on our capital stock or engaging in similar transactions; and
•	pledging any shares of our capital stock without prior clearance from our Corporate Compliance Officer as outlined in our Insider Trading Policy.
Employment Agreements and Severance and Change in Control Benefits
We have entered into written employment agreements with each of our named executive officers that set forth the terms of their employment, including initial base salaries and eligibility to earn a bonus, as well as standard confidential information and invention assignment agreements. Each of our named executive officers is employed “at will.” These arrangements are further described under the section below titled “—Offer Letters.”
Our named executive officers are entitled to certain severance and change in control benefits under the terms of Severance and Change in Control Agreements. Upon a qualifying termination outside of a change in control period, our named executive officers will be entitled to receive (i) nine to 12 months of base salary and (ii) COBRA payments for the same number of months. Upon a qualifying termination during a change in control period, our named executive officers will be entitled to receive (i) 12 to 18 months of base salary, (ii) COBRA payments for the same number of months, (iii) full acceleration of then-outstanding but unvested equity awards, except that awards subject to performance criteria would accelerate if, and only to the extent, set forth in the applicable award agreement, and (iv) one hundred percent of his or her annual target bonus opportunity at the rate in effect when the qualifying termination occurred or when the change in control occurred, whichever is greater. These arrangements, including those in place with Mr. Stoecker as our Executive Chairman, are further described under the section below titled “— Potential Payments Upon Termination or Change in Control.”
Given the nature and competitiveness of our industry, the compensation committee believes these severance and change in control provisions are essential elements of our executive compensation program and assist us in recruiting, retaining and developing key management talent. Our change in control benefits are intended to allow employees, including our named executive officers, to focus their attention on the business operations of our company in the face of the potentially disruptive impact of a rumored or actual change in control transaction, to assess takeover bids objectively without regard to the potential impact on their own job security and to allow for a smooth transition in the event of a change in control.
Broad-Based Benefits
We offer a comprehensive array of benefits to our employees, including our named executive officers. Benefit programs include a variety of health insurance plans, a 401(k) plan with company matching contributions at board-approved levels and an employee stock purchase plan. These benefits are offered to all eligible employees, including executive officers, in order to attract and retain employees. We do not offer defined benefit pension or other supplementary retirement benefits to employees.
As part of our overall compensation program, we provide all full-time employees in the United States, including our named executive officers, with the opportunity to participate in a defined contribution 401(k) plan. Our 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code of 1986, as amended, or the Code, so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. We have historically provided a matching contribution of 50% of employee contributions in each year with a maximum match of 6% of participating employees’ annual salaries.
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Tax and Accounting Implications of Executive Compensation
Deductibility of Executive Compensation
The compensation committee considers the deductibility of executive compensation under Section 162(m) of the Code in designing, establishing and implementing our executive compensation policies and practices. Section 162(m) generally prohibits us from deducting any compensation over $1 million per taxable year paid to certain of our named executive officers unless, under tax laws in effect prior to January 1, 2018, such compensation is treated as “performance-based compensation” within the meaning of Section 162(m) of the Code. The Tax Cuts and Jobs Act, or the Tax Act, which was signed into law in December 2017, among other changes, repealed the exception from the deduction limit under Section 162(m) for performance-based compensation effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 that are not materially modified after that date. However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) as revised by the Tax Act, including the uncertain scope of the transition relief adopted in connection with repealing Section 162(m)’s performance-based compensation exception, certain previously granted compensation intended to satisfy the requirements for performance-based compensation may in fact qualify for such exception. In addition, our compensation committee reserves the right to modify compensation that was initially intended to be exempt from the Section 162(m) deduction limit when it was granted if the compensation committee determines that such modifications are consistent with our business needs. In determining the form and amount of compensation for our named executive officers, the compensation committee will continue to consider all elements of the cost of such compensation, including the potential impact of Section 162(m).
While the compensation committee considers the deductibility of awards as one factor in determining executive compensation, the compensation committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.
Accounting for Stock-Based Compensation
In addition to considering the tax consequences, the compensation committee considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.
We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718, or FASB ASC Topic 718, for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our board of directors, including options to purchase shares of our Class A common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
Report of the Compensation Committee
This report of the compensation committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the Compensation Committee
Charles R. Cory, Chair
Timothy I. Maudlin
Eileen M. Schloss
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Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by or paid to each of our named executive officers for all services rendered in all capacities during the last three or fewer fiscal years during which such individuals were named executive officers.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Dean A. Stoecker Executive Chairman, Chairman of the Board of Directors and Former Chief Executive Officer	2020	500,000	—	3,546,896	3,249,990	480,000	8,550	7,785,436
	2019	475,000	—	2,765,417	2,564,844	712,500	8,400	6,526,161
	2018	450,000	—	1,751,992	1,779,582	555,000	7,626	4,544,200
Mark Anderson Chief Executive Officer (5)	2020	145,769	300,000	513,672	19,684,951	138,871	28,500	20,811,763
Kevin Rubin Chief Financial Officer	2020	387,300	—	3,020,380	2,875,047	260,266	8,550	6,551,543
	2019	376,000	—	1,211,274	1,311,418	300,000	8,400	3,207,092
	2018	365,000	—	875,982	889,785	270,000	5,128	2,405,895
Robert S. Jones Former President and Chief Revenue Officer	2020	392,400	—	1,746,091	1,599,995	376,704	8,550	4,123,740
	2019	381,000	—	1,211,274	1,123,407	507,699	8,400	3,231,780
	2018	370,000	—	875,982	889,785	455,703	8,607	2,600,077
Derek Knudsen Chief Technology Officer	2020	344,000	—	763,848	699,998	165,120	8,150	1,981,116
	2019	334,000	—	691,337	641,211	200,000	8,400	1,874,948
Christopher M. Lal Chief Legal Officer and Corporate Secretary	2020	341,800	—	2,104,492	2,000,034	180,470	8,550	4,635,346
	2018	310,000	—	383,242	389,286	191,000	6,279	1,279,807
(1)	Mr. Anderson received a one-time relocation payment in the amount of $300,000.
(2)
The amounts reported in the Stock Awards and Option Awards columns represent the grant date fair value of the RSUs and stock options granted to our named executive officers during the years ended December 31, 2018, 2019 and 2020, as applicable, as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the RSUs and stock options reported in the Stock Awards and Option Awards columns are set forth in Note 2 to the audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2020. Note that the amounts reported in these columns reflect the accounting cost for these RSUs and stock options and do not correspond to the actual economic value that may be received by our named executive officers from the RSUs and stock options.

(3)
The amounts reported represent amounts earned under our 2020 Bonus Plan. Payments for the year ended December 31, 2020 are described in greater detail in the sections titled “—Compensation Discussion and Analysis—2020 Earned Cash Bonuses” and “—Offer Letters”.

(4)	The amounts reported represent our matching contributions on the named executive officer’s behalf under our 401(k) plan.
(5)
The amounts reported under the Stock Awards column for Mr. Anderson include (i) $193,696 in grant date fair value of RSUs that were granted to Mr. Anderson in May 2020 pursuant to the non-employee director compensation policy and (ii) $319,975 in grant date fair value of RSUs that were granted to Mr. Anderson in October 2020 in connection with Mr. Anderson’s appointment as our Chief Executive Officer. The amounts reported under the All Other Compensation column for Mr. Anderson include $27,000 in director fees paid to Mr. Anderson pursuant to the non-employee director compensation policy prior to October 5, 2020, the effective date of his appointment as our Chief Executive Officer.

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Grants of Plan-Based Awards Table
The following table provides information concerning each grant of an award made in 2020 for each of our named executive officers under any plan. This information supplements the information about these awards set forth in the Summary Compensation Table.
Name	Type of Award	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Stock Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Target ($)	Maximum ($)
Dean A. Stoecker	Cash	N/A	500,000	500,000	—	—	—	—
	Options(3)	02/19/2020	—	—	—	50,505	153.26	3,249,990
	RSUs (4)	02/19/2020	—	—	23,143	—	—	3,546,896
Mark Anderson	Cash	N/A	600,000	600,000	—	—	—	—
	RSUs(5)	05/20/2020	—	—	1,375	—	—	193,696
	Options(6)	10/07/2020	—	—	—	300,000	143.68	19,684,951
	RSUs(7)	10/07/2020	—	—	2,227	—	—	319,975
Kevin Rubin	Cash	N/A	271,110	271,110	—	—	—	—
	Options(3)	02/19/2020	—	—	—	21,367	153.26	1,374,964
	RSUs(4)	02/19/2020	—	—	9,791	—	—	1,500,569
	Options(3)	11/30/2020	—	—	—	26,963	119.84	1,500,083
	RSUs(4)	11/30/2020	—	—	12,682	—	—	1,519,811
Robert S. Jones	Cash	N/A	392,400	392,400	—	—	—	—
	Options(3)	02/19/2020	—	—	—	24,864	153.26	1,599,995
	RSUs(4)	02/19/2020	—	—	11,393	—	—	1,746,091
Derek Knudsen	Cash	N/A	172,000	172,000	—	—	—	—
	Options(3)	02/19/2020	—	—	—	10,878	153.26	699,998
	RSUs(4)	02/19/2020	—	—	4,984	—	—	763,848
Christopher M. Lal	Cash	N/A	187,990	187,990	—	—	—	—
	Options(3)	02/19/2020	—		—	15,540	153.26	999,997
	RSUs(4)	02/19/2020	—	—	7,121	—	—	1,091,364
	Options(3)	11/30/2020	—	—	—	17,975	119.84	1,000,037
	RSUs(4)	11/30/2020	—	—	8,454	—	—	1,013,127
(1)
Reflects target and maximum target bonus amounts for 2020 performance under our 2020 Bonus Plan, as described in “—Compensation Discussion and Analysis—2020 Earned Cash Bonuses”. There are no threshold or minimum bonus amounts for any named executive officer established under the 2020 Bonus Plan. These amounts do not necessarily correspond to the actual amounts that were received by our named executive officers. Mr. Anderson’s actual bonus was pro-rated based on the number of days he was employed as Chief Executive Officer during the year ended December 31, 2020.

(2)
The amounts reported in this column represent the grant date fair value of each award as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the RSUs and stock options reported in this column are set forth in Note 2 to the audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2020. Note that the amounts reported in these columns reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by our named executive officers from the awards.

(3)
The stock option vests at a rate of 1/3rd of the total number of shares of Class A common stock underlying the stock option on the one-year anniversary of the vesting commencement date, and vests at a rate of 1/36th of the total number of shares of Class A common stock underlying the stock option each month following such one-year anniversary. The stock option is subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(4)
The RSUs vest at a rate of 1/3rd of the total number of RSUs on the one-year anniversary of the vesting commencement date, and vest at a rate of 1/3rd of the total number of RSUs on each yearly anniversary thereafter. The RSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

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(5)
These RSUs were granted to Mr. Anderson in his capacity as a member of our board of directors, prior to his appointment as our Chief Executive Officer, and vest in accordance with the vesting schedule described above under “Proposal No. 1 Election of Directors—Non-Employee Director Equity Compensation—Annual Award.”

(6)
The stock option vests at a rate of 1/12th of the total number of shares of Class A common stock underlying the stock option on each quarterly anniversary of the grant date. The stock option is subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(7)
The RSUs vest in full on the one-year anniversary of the grant date. The RSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

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Outstanding Equity Awards at Fiscal Year-End Table
The following table presents, for each of the named executive officers, information regarding outstanding stock options and RSU awards held as of December 31, 2020.
	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Dean A. Stoecker	11/29/2016 (3)	187,500	—	12.30	11/29/2026	—	—
	01/05/2018 (4)	111,906	41,565	27.09	01/05/2028	—	—
	01/05/2018 (5)	—	—	—	—	32,336	3,938,201
	03/04/2019 (6)	59,790	33,794	68.26	03/04/2029	—	—
	03/04/2019 (7)	—	—	—	—	27,009	3,289,426
	02/19/2020 (6)	—	50,505	153.26	02/19/2030	—	—
	02/19/2020 (7)	—	—	—	—	23,143	2,818,586
Mark Anderson	10/05/2018 (8)	—	—	—	—	2,009	244,676
	05/20/2020 (9)	—	—	—	—	1,375	167,461
	10/07/2020 (10)	—	300,000	143.68	10/07/2030	—	—
	10/07/2020 (11)	—	—	—	—	2,227	271,226
Kevin Rubin	11/29/2016 (3)	6,863	—	12.30	11/29/2026	—	—
	01/05/2018 (4)	4,787	20,782	27.09	01/05/2028	—	—
	01/05/2018 (5)	—	—	—	—	16,168	1,969,101
	03/04/2019 (6)	3,686	14,802	68.26	03/04/2029	—	—
	03/04/2019 (7)	—	—	—	—	11,830	1,440,776
	05/02/2019 (6)	2,757	2,206	95.46	05/02/2029	—	—
	02/19/2020 (6)	—	21,367	153.26	02/19/2030	—	—
	02/19/2020 (7)	—	—	—	—	9,791	1,192,446
	11/30/2020 (6)	—	26,963	119.84	11/30/2030	—	—
	11/30/2020 (7)	—	—	—	—	12,682	1,544,541
Robert S. Jones (12)	02/07/2017 (3)	—	4,166	13.84	02/07/2027	—	—
	01/05/2018 (4)	—	20,782	27.09	01/05/2028	—	—
	01/05/2018 (5)	—	—	—	—	16,168	1,969,101
	03/04/2019 (6)	—	14,802	68.26	03/04/2029	—	—
	03/04/2019 (7)	—	—	—	—	11,830	1,440,776
	02/19/2020 (6)	—	24,864	153.26	02/19/2030	—	—
	02/19/2020 (7)	—	—	—	—	11,393	1,387,553
Christopher M. Lal	11/29/2016 (3)	1,405	—	12.30	11/29/2026	—	—
	01/05/2018 (4)	3,497	9,092	27.09	01/05/2028	—	—
	01/05/2018 (5)	—	—	—	—	7,073	861,421
	03/04/2019 (6)	890	6,476	68.26	03/04/2029	—	—
	03/04/2019 (7)	—	—	—	—	5,175	630,263
	02/19/2020 (6)	—	15,540	153.26	02/19/2030	—	—
	02/19/2020 (7)	—	—	—	—	7,121	867,267
	11/30/2020 (6)	—	17,975	119.84	11/30/2030	—	—
	11/30/2020 (7)	—	—	—	—	8,454	1,029,613
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2021 Proxy Statement
	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Derek Knudsen	09/05/2018 (4)	4,379	8,988	57.58	09/05/2028	—	—
	09/05/2018 (5)	—	—	—	—	4,342	528,812
	03/04/2019 (6)	7,962	8,449	68.26	03/04/2029	—	—
	03/04/2019 (7)	—	—	—	—	6,752	822,326
	02/19/2020 (6)	—	10,878	153.26	02/19/2030	—	—
	02/19/2020 (7)	—	—	—	—	4,984	607,001
(1)
Outstanding equity awards with a grant date prior to March 22, 2017, the date our 2017 Plan became effective, were granted under our Amended and Restated 2013 Stock Plan, or 2013 Plan, and outstanding equity awards with a grant date on or after March 22, 2017 were granted under our 2017 Plan.

(2)	The market price for our Class B common stock is based on the last reported sale price of our Class A common stock on December 31, 2020.
(3)
The stock option vests at a rate of 1/4th of the total number of shares of Class B common stock underlying the stock option on the one-year anniversary of the vesting commencement date and vests at a rate of 1/48th of the shares of the total number of Class B common stock underlying the stock option each month following such one-year anniversary. The stock option is subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(4)
The stock option vests at a rate of 1/4th of the total number of shares of Class A common stock underlying the stock option on the one-year anniversary of the vesting commencement date, and vests at a rate of 1/48th of the total number of shares of Class A common stock underlying the stock option each month following such one-year anniversary. The stock option is subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(5)
The RSUs vest at a rate of 1/4th of the total number of RSUs on the one-year anniversary of the vesting commencement date, and vest at a rate of 1/4th of the total number of RSUs on each yearly anniversary thereafter. The RSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(6)
The stock option vests at a rate of 1/3rd of the total number of shares of Class A common stock underlying the stock option on the one-year anniversary of the vesting commencement date, and vests at a rate of 1/36th of the total number of shares of Class A common stock underlying the stock option each month following such one-year anniversary. The stock option is subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(7)
The RSUs vest at a rate of 1/3rd of the total number of RSUs on the one-year anniversary of the vesting commencement date, and vest at a rate of 1/3rd of the total number of RSUs on each yearly anniversary thereafter. The RSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(8)
The RSUs were granted in connection with Mr. Anderson’s service on our board of directors prior to his appointment as Chief Executive Officer. The RSUs vest in accordance with the vesting schedule described under “—Non-Employee Director Equity Compensation—Initial Award.”

(9)
The RSUs were granted in connection with Mr. Anderson’s service on our board of directors prior to his appointment as Chief Executive Officer. The RSUs vest in accordance with the vesting schedule described under “—Non-Employee Director Equity Compensation—Annual Award.”

(10)
The stock option vests at a rate of 1/12th of the total number of shares of Class A common stock underlying the stock option on each quarterly anniversary of the grant date. The stock option is subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(11)
The RSUs vest in full on the one-year anniversary of the grant date. The RSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(12)
Mr. Jones ceased serving as our President and Chief Revenue Officer as of December 31, 2020 and continued to provide transition services through February 12, 2021. Mr. Jones’s equity awards set forth in this Outstanding Equity Awards at Fiscal Year-End Table continued to vest through February 12, 2021, the final day of his transition period. After February 12, 2021, all of Mr. Jones’s then-unvested equity awards were forfeited.

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2021 Proxy Statement
Stock Option Exercises and Stock Vested Table
The following table presents, for each of our named executive officers, the number of shares of our common stock acquired upon the exercise of stock options or vesting and settlement of RSUs during 2020 and the aggregate value realized upon the exercise of stock options and the vesting and settlement of RSUs.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Dean A. Stoecker	—	—	53,110	5,768,927
Mark Anderson (4)	—	—	3,994	507,435
Kevin Rubin	170,824	19,523,853	21,186	2,259,367
Robert S. Jones	95,368	9,047,521	13,999	1,400,880
Derek Knudsen	14,161	1,277,960	5,547	602,373
Christopher M. Lal	63,846	6,740,752	10,500	1,135,523
(1)
These values assume that the fair market value of the Class B common stock underlying certain of the stock options, which is not listed or approved for trading on or with any securities exchange or association, is equal to the fair market value of our Class A common stock. Each share of Class B common stock is convertible into one share of Class A common stock at any time at the option of the holder or upon certain transfers of such shares.

(2)
The aggregate value realized upon the exercise of a stock option represents the difference between the aggregate market price of the shares of our Class B common stock, assumed to be equal to our Class A common stock as described in footnote (1) above, on the date of exercise and the aggregate exercise price of the stock option.

(3)
These values assume that the fair market value of the Class B common stock underlying certain of the RSUs, which is not listed or approved for trading on or with any securities exchange or association, is equal to the fair market value of our Class A common stock. Each share of Class B common stock is convertible into one share of Class A common stock at any time at the option of the holder or upon certain transfers of such shares. The aggregate value realized upon the vesting and settlement of an RSU is based on the closing price on the New York Stock Exchange of a share of Class A common stock on the date prior to the day of vesting.

(4)	The RSUs that vested with respect to Mr. Anderson were granted to him in his capacity as a director prior to joining us as our Chief Executive Officer.
Offer Letters
We have entered into offer letters with each of the named executive officers that provide for “at-will” employment and set forth each named executive officer’s initial base salary, eligibility for employee benefits, target annual incentive bonus opportunity and initial equity grant. Each of our named executive officers has also executed a form of our standard confidential information and invention assignment agreement. In addition, each of our named executive officers has also entered into a Severance and Change in Control Agreement that provides certain payments and benefits due upon a termination of employment or a change in control of us, as further described below in “—Potential Payments upon Termination or Change in Control.”
Mark Anderson
Please see section titled “—Executive Officer Transitions and Agreements” above for a discussion of the employment agreement with Mr. Anderson. For information regarding payments made to Mr. Anderson in his capacity as our Chief Executive Officer for the year ended December 31, 2020, see the “Summary Compensation Table” above.
Dean A. Stoecker
Please see section titled “—Executive Officer Transitions and Agreements” above for a discussion of the services agreement with Mr. Stoecker. For information regarding payments made to Mr. Stoecker for the year ended December 31, 2020, see the “Summary Compensation Table” above.
Kevin Rubin
In February 2017, we entered into an amended and restated offer letter with Kevin Rubin, our Chief Financial Officer. The offer letter has no specific term and provides for at-will employment. Effective January 1, 2020, and as of December 31, 2020, Mr. Rubin’s annual base salary was $387,300. Under the offer letter, Mr. Rubin is also eligible to earn a discretionary annual bonus based on achievement of specified performance goals. Effective January 1, 2020, and as of December 31, 2020, Mr. Rubin’s target bonus was 70%.
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2021 Proxy Statement
For information regarding payments made to Mr. Rubin for the year ended December 31, 2020, see the “Summary Compensation Table” above.
Robert S. Jones
In March 2017, we entered into an amended and restated offer letter with Robert S. Jones, our former President and Chief Revenue Officer. The offer letter had no specific term and provided for at-will employment. Effective January 1, 2020, and as of December 31, 2020, Mr. Jones’s annual base salary was $392,400. Under the offer letter, Mr. Jones was also eligible to earn variable compensation in accordance with a Sales Compensation Plan. Effective January 1, 2020, and as of December 31, 2020, pursuant to the CRO Plan, Mr. Jones’s target variable compensation was $392,400. On December 31, 2020, we entered into a separation agreement with Mr. Jones. The separation agreement provided that Mr. Jones’s last day as President and Chief Revenue Officer was December 31, 2020 and that he would continue to provide transition services through February 12, 2021 at his current base salary. Mr. Jones also remained eligible to participate in benefits customarily afforded to other employees during the transition period.
Please see “—Executive Officer Transitions and Agreements” above for a discussion of the separation agreement with Mr. Jones. For information regarding payments made to Mr. Jones for the year ended December 31, 2020, see the “Summary Compensation Table” above. For information regarding separation compensation paid to Mr. Jones under the separation agreement, please see the section titled “—Potential Payments upon Termination or Change in Control.”
Derek Knudsen
In July 2018, we entered into an offer letter with Derek Knudsen, our Chief Technology Officer. The offer letter has no specific term and provides for at-will employment. Effective January 1, 2020, and as of December 31, 2020, Mr. Knudsen’s annual base salary was $344,000. Under the offer letter, Mr. Knudsen is also eligible to earn a discretionary annual bonus based on achievement of specified performance goals. Effective January 1, 2020, and as of December 31, 2020, Mr. Knudsen’s target bonus was 50%.
For information regarding payments made to Mr. Knudsen for the year ended December 31, 2020, see the “Summary Compensation Table” above.
Christopher M. Lal
In March 2017, we entered into an amended and restated offer letter with Christopher M. Lal, our Chief Legal Officer and Corporate Secretary. The offer letter has no specific term and provides for at-will employment. Effective January 1, 2020, and as of December 31, 2020, Mr. Lal’s annual base salary was $341,800. Under the offer letter, Mr. Lal is also eligible to earn a discretionary annual bonus based on achievement of specified performance goals. Effective January 1, 2020, and as of December 31, 2020, Mr. Lal’s target bonus was 55%.
For information regarding payments made to Mr. Lal for the year ended December 31, 2020, see the “Summary Compensation Table” above.
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2021 Proxy Statement
Potential Payments upon Termination or Change in Control
In February 2020, the compensation committee approved a restated severance and change in control agreement, or Severance and Change in Control Agreement, which has been entered into by each of our named executive officers and provides for each named executive officer to receive the benefits described below upon either a termination by us of the executive officer’s employment without “cause” or a voluntary resignation by the executive officer from his or her employment with “good reason” (each as defined in the Severance and Change in Control Agreement). We refer to either of these terminations as a “qualifying termination.” The terms and conditions of the Severance and Change in Control Agreement are substantially the same as the prior severance and change in control agreements, except that if a qualifying termination occurs during the change in control period, the named executive officer will additionally be entitled to one hundred percent of his or her annual target bonus opportunity at the rate in effect when the qualifying termination occurred or when the change in control occurred, whichever is greater. These benefits are contingent upon the executive officer executing a customary release of claims.
The benefits provided under the Severance and Change in Control Agreements vary depending on whether the executive officer is subject to the qualifying termination within a period beginning three months before a change in control (as defined in the Severance and Change in Control Agreement) and ending 12 months after a change in control, or the “change in control period”.
If a qualifying termination occurs prior to or after the change in control period, each of Messrs. Anderson, Rubin, Knudsen and Lal will be entitled to: (i) 12 months’, nine months’, nine months’ and nine months’ of continued payment of base salary, respectively, and (ii) if the executive officer elects to continue his or her health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, then payment of the premiums for his or her continued health insurance (or equivalent cash payment, if applicable law so requires) for up to 12 months, nine months, nine months and nine months, respectively.
If a qualifying termination occurs during the change in control period, Messrs. Anderson, Rubin, Knudsen and Lal will be entitled to: (i) 18 months’, 12 months’, 12 months’ and 12 months’ continued payment of base salary, respectively, (ii) if the executive officer elects to continue his or her health insurance coverage under COBRA, then payment of the premiums for his or her continued health insurance (or equivalent cash payment, if applicable law so requires) for up to 18 months, 12 months, 12 months and 12 months, respectively, (iii) full acceleration of each of the executive officer’s then-outstanding but unvested equity awards, except that awards subject to the satisfaction of performance criteria would accelerate if, and only to the extent, set forth in the applicable award agreement, and (iv) one hundred percent of his or her annual target bonus opportunity at the rate in effect when the qualifying termination occurred or when the change in control occurred, whichever is greater. These benefits and acceleration are contingent upon the consummation of the change in control.
If a change in control occurred and our successor or acquirer refused to assume, convert, replace or substitute the then-outstanding and unvested equity awards held by the eligible named executive officers, then those awards would accelerate in full, except that awards subject to the satisfaction of performance criteria would accelerate if, and only to the extent, set forth in the applicable award agreement.
The Severance and Change in Control Agreements with the named executive officers are in effect for two years, unless renewed, or earlier terminated, subject to certain limitations. Except with respect to Mr. Stoecker and Mr. Jones, the benefits under the Severance and Change in Control Agreements supersede all other agreements and understandings between us and the named executive officers with respect to severance and vesting acceleration.
Mr. Stoecker’s Severance and Change in Control Agreement terminated in full on December 31, 2020. Prior to its termination, Mr. Stoecker was eligible for benefits of the same type and in the same amounts as those for Mr. Anderson, as described above, pursuant to his Severance and Change in Control Agreement. Under the terms of Mr. Stoecker’s October 2020 services agreement, in his capacity as Executive Chairman, Mr. Stoecker did not receive any severance in connection with his resignation as Chief Executive Officer, he waived his ability to terminate for “good reason” after October 5, 2020, and agreed to the termination of his Severance and Change in Control Agreement on December 31, 2020. If, after December 31, 2020, we terminate Mr. Stoecker’s employment as Executive Chairman without cause not within 12 months following a change in control, Mr. Stoecker shall only be entitled to earned but unpaid accrued compensation and reimbursement of unpaid expenses. If we (or our successor) terminate Mr. Stoecker’s employment as Executive Chairman without cause and within 12 months following a change in control, Mr. Stoecker shall be entitled to any earned but unpaid accrued compensation and reimbursement of unpaid expenses, and all of his outstanding and unvested stock options and RSUs shall immediately vest. Moreover, in the event a change in control occurs, and at such time
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2021 Proxy Statement
Mr. Stoecker is serving as a member of our board of directors but is no longer employed as Executive Chairman, then he will be entitled to immediate acceleration of all his outstanding and unvested stock options and RSUs. Notwithstanding anything to the contrary, if our successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Mr. Stoecker’s unvested equity awards, such awards (other than performance awards) shall accelerate and become vested and exercisable.
In connection with Mr. Jones ceasing to serve as our President and Chief Revenue Officer, we entered into a separation agreement with Mr. Jones, dated December 30, 2020, pursuant to which, following a transitional period of continued employment and Mr. Jones’s execution of a general release of claims in favor of the Company, Mr. Jones received (i) $294,300, less applicable state and federal payroll deductions, equal to nine months of his current base salary, (ii) $376,704, equal to the amount of his incentive bonus for 2020 payable under the applicable incentive compensation plan, based on the level of satisfaction of applicable corporate performance targets and reduced for the amount of any previously paid bonus for 2020, and (iii) payment of the premiums for his continued health insurance for up to nine months. The foregoing payments and benefits are consistent with those that were payable under Mr. Jones’s Severance and Change in Control Agreement. Mr. Jones’s separation agreement superseded his Severance and Change in Control Agreement.
The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our named executive officers in accordance with the Severance and Change in Control Agreements or, in the case of Mr. Jones, the separation agreement described above. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on December 31, 2020, and the price per share of our Class A common stock is the closing price on the New York Stock Exchange as of December 31, 2020 ($121.79). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.
	Upon Qualifying Termination - No Change in Control				Upon Qualifying Termination - Change in Control
Name	Cash Severance ($)(1)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(2)	Total ($)	Cash Severance ($)(1)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(2)	100% Target Bonus ($)	Total ($)
Dean A. Stoecker (3)	500,000	12,890	—	512,890	750,000	19,335	17,906,904	500,000	19,176,240
Mark Anderson	600,000	19,326	—	619,326	900,000	28,990	638,364	600,000	2,212,353
Kevin Rubin	290,475	20,759	—	311,234	387,300	27,679	9,017,931	271,110	9,704,020
Robert S. Jones (4)	—	—	—	—	294,300	14,495	—	376,704	685,499
Derek Knudsen	258,000	6,409	—	264,409	344,000	8,545	3,012,881	172,000	3,537,426
Christopher M. Lal	256,350	—	—	256,350	341,800	—	4,631,287	187,990	5,161,077
(1)	The severance amount related to base salary was determined based on the base salaries in effect on December 31, 2020.
(2)
The value of accelerated vesting is calculated based on the per share closing price of our Class A common stock on the New York Stock Exchange as of December 31, 2020 ($121.79) less, if applicable, the exercise price of each outstanding stock option. Accelerated vesting occurs only in the event of a qualifying termination during a change in control period.

(3)	The amounts set forth herein for Mr. Stoecker reflect the terms of his Severance and Change in Control Agreement, which terminated on December 31, 2020.
(4)
The amounts set forth herein for Mr. Jones reflect the actual payments and benefits that were provided to Mr. Jones in accordance with his separation agreement, whether or not in connection with a change in control, which was effective as of December 31, 2020. Of the total bonus amount, $192,505 was previously paid as the First Half Advance and $184,199 was paid in March 2021. For a description of the separation compensation under the separation agreement, please see the applicable disclosure in this section “—Potential Payments upon Termination or Change in Control.”

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our principal executive officer.
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2021 Proxy Statement
As of the determination date described below and for the majority of fiscal 2020, the principal executive officer of Alteryx, Inc. was our former Chief Executive Officer, Dean A. Stoecker. For fiscal 2020, the annual total compensation for Mr. Stoecker was $7,785,436 and for our median employee was $185,677, resulting in an estimated pay ratio of 42:1.
Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs aim to ensure that the pay of every employee appropriately reflects the level of their job impact and responsibilities and is competitive within our peer group. Our determination of which employee was the median employee was based on compensation data for all employees, excluding Mr. Stoecker, as of October 1, 2020, or the determination date, that included the following elements: (i) annual base salary for permanent salaried employees, or the hourly rate multiplied by the expected annual work schedule for hourly employees for the 12-month period preceding the determination date, (ii) target bonus or target commission, as applicable, for 2020 and (iii) grant date fair value of equity awards granted from January 1, 2020 through the determination date. This calculation was performed for all worldwide employees, excluding Mr. Stoecker, whether employed on a full-time, part-time or seasonal basis. We then calculated annual total compensation for the ten middle employees in the same manner used to calculate our chief executive officer’s total compensation for purposes of the Summary Compensation Table to select the median employee. Next, we averaged those continuing ten employee’s compensation values and selected the employee from these ten employees whose annual total compensation was closest to the average. This median employee’s annual total compensation for 2020 was $185,677. All amounts paid in foreign currencies were converted to US dollars based on the average annual exchange rate as of October 1, 2020. Finally, as discussed above in the section titled
“—Executive Officer Transitions and Agreements,” Mr. Stoecker remains employed as Executive Chairman and he continued to receive his same level of compensation through December 31, 2020 such that the amount included for Mr. Stoecker in the Summary Compensation Table and for purposes of calculating the above pay ratio did not require annualization.
In addition to the required chief executive officer pay ratio calculation set forth above, we have calculated an alternative chief executive officer pay ratio for Mr. Anderson, our new Chief Executive Officer, using his annualized total compensation of $20,591,066. The foregoing annualized total compensation excludes fees that were paid, and the value of equity granted, to Mr. Anderson in his capacity as a non-employee director prior to his appointment as our Chief Executive Officer effective October 5, 2020. When calculated in this manner, the ratio of chief executive officer annual total compensation to the same identified median employee compensation for fiscal year 2020 is estimated to be 111:1.
This pay ratio represents our reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S K and applicable guidance, which provide significant flexibility in how companies identify the median employee. Each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.
Limitations on Liability and Indemnification Matters
Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law, or DGCL. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•	any transaction from which the director derived an improper personal benefit.
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2021 Proxy Statement
Our restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers and certain of our key employees, in addition to the indemnification provided for in our restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, require us to indemnify our directors, officers and key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers and key employees for the defense of any action for which indemnification is required or permitted.
We believe that provisions of our restated certificate of incorporation, amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified directors, officers and key employees. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our restated certificate of incorporation and amended and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Rule 10b5-1 Sales Plans
From time to time in accordance with our Insider Trading Policy, certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances.
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2021 Proxy Statement
EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2020 with respect to compensation plans under which shares of our Class A common stock or Class B common stock may be issued.
Plan category	Number of securities to be issued upon exercise of outstanding securities (#)	Weighted-average exercise price of outstanding options ($) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders (2)	4,030,978(3)	60.22	14,005,764(4)
Equity compensation plans not approved by security holders	—	—	—
Total	4,030,978	60.22	14,005,764
(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.
(2)	Includes the 2013 Plan and 2017 Plan and excludes purchase rights accruing under the 2017 Employee Stock Purchase Plan, or the 2017 ESPP.
(3)
Includes 803,285 shares subject to outstanding awards granted under the 2013 Plan, of which 803,285 shares were subject to outstanding options and no shares were subject to outstanding RSU awards, and 3,227,693 shares subject to outstanding awards granted under the 2017 Plan, of which 1,267,240 shares were subject to outstanding options and 1,960,453 shares were subject to outstanding RSU awards.

(4)
There are no shares of common stock available for issuance under our 2013 Plan, but that plan will continue to govern the terms of options and RSUs granted thereunder. Any shares of Class B common stock that are subject to outstanding awards under the 2013 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of Class A common stock under our 2017 Plan. In addition, the number of shares reserved for issuance under our 2017 Plan increased automatically by 3,336,529 shares on January 1, 2021 and will increase automatically on the first day of January of each of 2022 through 2027 by the number of shares equal to 5% of the total issued and outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding December 31 or a lower number approved by our board of directors. As of December 31, 2020, there were 2,584,560 shares of Class A common stock available for issuance under the 2017 ESPP. The number of shares reserved for issuance under our 2017 ESPP increased automatically by 667,305 shares on January 1, 2021 and will increase automatically on the first day of January of each year during the term of the 2017 ESPP by the number of shares equal to 1% of the total outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding December 31 or a lower number approved by our board of directors.

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2021 Proxy Statement
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1 Election of Directors—Director Compensation,” respectively, since January 1, 2020, the following are the only transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.
Employment Arrangement with an Immediate Family Member of Our Chairman and Executive Chairman
In 2020, Reed Stoecker, the son of Dean A. Stoecker, who was our Chief Executive Officer until October 5, 2020 and is Chairman of our board of directors and our Executive Chairman, was employed by us as a sales representative. During the year ended December 31, 2020, Reed Stoecker received total cash compensation, including base salary, bonus and other cash compensation, of $0.3 million.
Reed Stoecker’s cash compensation was based on reference to external market practice of similar positions or internal pay equity when compared to the compensation paid to employees in similar positions who were not related to our Executive Chairman. Reed Stoecker was also eligible for and granted equity awards on the same general terms and conditions as applicable to employees in similar positions who were not related to our Executive Chairman.
Employment Arrangement with an Immediate Family Member of One of Our Directors
Piero Bellizzi, the son of John Bellizzi, a member of our board of directors, is employed by us as a sales representative. During the year ended December 31, 2020, Piero Bellizzi had total cash compensation, including base salary, bonus and other cash compensation, of $0.1 million.
Piero Bellizzi’s cash compensation was based on reference to external market practice of similar positions or internal pay equity when compared to the compensation paid to employees in similar positions who were not related to members of our board of directors. Piero Bellizzi was also eligible for and granted equity awards on the same general terms and conditions as applicable to employees in similar positions who were not related to members of our board of directors.
Commercial Relationship with our Former Stockholder and Affiliate of one of our Directors
From time to time, affiliates of Thomson Reuters U.S. LLC, or Thomson Reuters, have purchased products and services from us, both for their own use and as an authorized reseller to end users. During a portion of 2020, John Bellizzi, a member of our board of directors, was the Global Head of Corporate Development at Thomson Reuters and, until December 2020, Thomson Reuters was also a beneficial holder of more than 5% of our capital stock. During the portion of the year ended December 31, 2020 that Thomson Reuters was a related party, the total amount billed to Thomson Reuters for our products and services was $2.7 million. The amount receivable from Thomson Reuters was $1.0 million as of December 31, 2020. We have also purchased products and services from Thomson Reuters in an amount totaling $0.1 million during the year ended December 31, 2020.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers.
2021 PROXY STATEMENT | 65

2021 Proxy Statement
For more information regarding these agreements, see the section titled “Executive Compensation—Limitations on Liability and Indemnification Matters.”
Review, Approval or Ratification of Transactions with Related Parties
Our written related party transactions policy and the charters of our audit committee and nominating and corporate governance committee adopted by our board of directors require that any transaction with a related person that must be reported under applicable rules of the SEC must be reviewed and approved or ratified by our audit committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by our nominating and corporate governance committee.
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2021 Proxy Statement
REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
Our audit committee has reviewed and discussed with our management and Deloitte & Touche LLP our audited consolidated financial statements for the year ended December 31, 2020. Our audit committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communications with Audit Committees.”
Our audit committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our audit committee concerning independence and has discussed with Deloitte & Touche LLP its independence from us.
Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2020 for filing with the U.S. Securities and Exchange Commission.
Submitted by the Audit Committee
Timothy I. Maudlin, Chair
Kimberly E. Alexy
Charles R. Cory
2021 PROXY STATEMENT | 67

2021 Proxy Statement
ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Our amended and restated bylaws provide that, for stockholder nominations to our board of directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Alteryx, Inc., 3345 Michelson Drive, Suite 400, Irvine, California 92612, Attn: Corporate Secretary.
To be timely for our 2022 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business Pacific Time on January 28, 2022 and not later than the close of business Pacific Time on February 27, 2022. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our amended and restated bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2022 annual meeting of stockholders must be received by us not later than December 1, 2021 in order to be considered for inclusion in our proxy materials for that meeting.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the forms filed with the SEC and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the year ended December 31, 2020, except for the following: a Form 4 that was amended due to administrative error with respect to Mr. Jones. A Form 4 was also amended in the year ended December 31, 2020 due to broker error with respect to Mr. Rubin.
Available Information
We will mail, without charge, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2020, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Alteryx, Inc.
3345 Michelson Drive, Suite 400
Irvine, California 92612
Attn: Corporate Secretary
The annual report is also available at https://investor.alteryx.com under “SEC Filings” in the “Financials” section of our website.
Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:
Registered Owner (you hold our common stock in your own name through our transfer agent, American Stock Transfer & Trust Company, LLC, or you are in possession of stock certificates): visit www.astfinancial.com and log into your account to enroll.
Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.
68 | 2021 PROXY STATEMENT

2021 Proxy Statement
Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call American Stock Transfer & Trust Company, LLC, our transfer agent, at (800) 937-5449 or visit www.astfinancial.com with questions about electronic delivery.
“Householding”—Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by calling Broadridge at (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write our Corporate Secretary at 3345 Michelson Drive, Suite 400, Irvine, California 92612, Attn: Corporate Secretary, telephone number (888) 836-4274.
Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Corporate Secretary at the address or telephone number listed above.
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2021 Proxy Statement
OTHER MATTERS
Our board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
By Order of the Board of Directors,

Christopher M. Lal
Chief Legal Officer and Corporate Secretary
70 | 2021 PROXY STATEMENT

alteryx

ALTERYX, INC.
3345 MICHELSON DRIVE, SUITE 400
IRVINE, CA 92612

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/12/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/12/2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Anjali Joshi 02) Timothy I. Maudlin 03) Eileen M. Schloss

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000496812_1 R1.0.0.171

ALTERYX, INC.
Annual Meeting of Stockholders
May 13, 2021 8:00 AM PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mark Anderson and Christopher M. Lal, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ALTERYX, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM Pacific Time on Thursday, May 13, 2021 at the Marriott Irvine Spectrum, 7905 Irvine Center Drive, Irvine, California 92618, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000496812_2 R1.0.0.171

Continued and to be signed on reverse side